PRELIMINARY PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS APRIL 26, 2013 CONFIDENTIAL Project Cougar DRAFT Exhibit (c)(3)

CONFIDENTIAL PROJECT COUGAR
Disclaimer
The information herein has been prepared by Lazard based upon information supplied by Cougar (the “Company”)
or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the
Company.  We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company.  We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.
These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure.
Lazard is acting as financial advisor to the Special Committee of Cougar’s Board of Directors, and will not be responsible for, and will not provide, any tax, accounting, actuarial, legal or other specialist advice.

Table of Contents
CONFIDENTIAL
I EXECUTIVE SUMMARY 1
APPENDIX
A Market Perspectives on Cougar 18
B Preliminary Financial Analysis 23
C Process Considerations 30
D Supplemental Financial Analysis Materials 38
E Overview of CVRs 56
PROJECT COUGAR

I Executive Summary CONFIDENTIAL

Introduction
I     EXECUTIVE SUMMARY PROJECT COUGAR
1
Lazard is pleased to present its updated preliminary views on valuation and process for responding to
Cheetah
We presented our initial views on valuation and Cheetah's offer on April 10, 2013
The Special Committee asked several questions regarding the F1 financial model assumptions
The Special Committee also requested that management evaluate potential sources of upside and downside
As a result, the Special Committee and management held a conference call to discuss these issues
This did not result in any changes to the F1 forecast
Cheetah and Jefferies have reached out several times to discuss process
Inquiries have focused on due diligence topics and timing for a response
The Special Committee and Lazard have emphasized that we are carefully reviewing the offer and valuation and will not be pressured on timing
Additionally, Lazard has provided Jefferies with a response to its due diligence request list, and has had several phone calls to discuss the materials and the F1 forecast with Jefferies' team
Today, we would like to
Provide an update to our preliminary views on valuation
Provide an update on interactions with Jefferies
Discuss next steps for responding to Cheetah and Jefferies

UNAFFECTED CURRENT
(02/19/13) (04/24/13)
Share Price $5.50 $8.13
52-Week High 7.70 8.20
52-Week Low 4.73 4.73
% of 52-Week High 71.4% 99.1%
% LTM Performance (11.7%) 37.8%
Basic Shares Outstanding 26.8 26.8
Options / Warrants / RSUs 0.5 5.2
Fully Diluted Shares 27.3 32.0
EQUITY VALUE Fully-Diluted Equity Value $150 $260
Cash & Equivalents $61 $61
Total Debt 90 60
Net Debt (Cash) $29 ($1)
Net Debt / 2012 EBITDA ($28mm) (0.0x)
Net Debt / 2013E EBITDA ($51mm) (0.0x)
PRICE
PERFORMANCE
SHARE COUNT
(TREASURY
METHOD)
PROJECTED NET
DEBT (CASH)
6/30/13
LEVERAGE
PROFILE
Cougar Trading Statistics
($ in millions, except per share amounts)
2
Source: Company filings, FactSet and Cougar management projections
Note: EBITDA adjusted for non-recurring items
I     EXECUTIVE SUMMARY PROJECT COUGAR
~60% of shares held by Cheetah, with
an additional ~10% held by insiders,
including the CEO
Includes 2,343,438 options outstanding,
with weighted-average exercise price of
$5.24, and 141,410 unvested RSUs, and
shares related to conversion of the TLB
Projected balance adjusted to exclude
$10mm Project Park upfront payment
$90mm of debt held by Cheetah, $30mm
of which is convertible into common
stock at a price of $7.098
Based on projected net debt balance.
Strong projected EBITDA growth
will lead to deleveraging
Currently trading above top end of
Cheetah’s $6.40-$6.70 range

Total Volume: 2,837
% Total Shares 11%
% Float 34%
VWAP $7.20
I     EXECUTIVE SUMMARY PROJECT COUGAR
Cougar Volume at Various Prices
(Volume in 000s)
3
Source: FactSet
Note: Float excludes 15.7mm shares held by Cheetah and 2.7mm shares held by insiders
Total Volume: 19,356
% Total Shares 72%
% Float 231%
VWAP
Last 3 Months: $5.28
Last 6 Months: 5.54
Last 9 Months: 6.01
Last 12 Months: 5.99
TRADING SINCE DISCLOSURE OF CHEETAH OFFER (FEBRUARY 20, 2013 TO PRESENT)
% Traded 37% 5% 24% 4% 4% 9% 16%
% Cumulative 37% 43% 67% 71% 76% 84% 100%
0
250
500
750
1,000
1,250
< $6.75 $6.76 - $7.00 $7.01 - $7.25 $7.26 - $7.50 $7.51 - $7.75 $7.76 - $8.00 > $8.00
Shares Traded (000s)
LAST TWELVE MONTHS PRIOR TO OFFER
% Traded 14% 32% 6% 13% 20% 14% 2%
% Cumulative 14% 45% 52% 65% 85% 98% 100%
0
2,500
5,000
7,500
10,000
< $5.00 $5.01 - $5.50 $5.51 - $6.00 $6.01 - $6.50 $6.51 - $7.00 $7.01 - $7.50 > $7.50
Shares Traded (000s)
Approximately 2.3x Cougar’s public float traded in the year prior to the offer at a VWAP of $5.99.
Furthermore, approximately 11% of Cougar’s shares outstanding (representing 34% of the float) have traded since Cheetah’s letter was disclosed, at a VWAP of $7.20 per share

Fiscal Year Ending December 31, '13E-'22E
2013E 2014E 2016E 2018E 2020E 2022E CAGR
Cardene $52.9 $50.9 $49.0 $46.1 $43.1 $40.3 (3.0%)
Curosurf 39.8 39.0 41.7 43.5 45.3 47.4 1.9%
Zyflo Branded 55.9 9.9 4.9 4.8 4.1 3.2 (27.2%)
Zyflo AG 4.4 18.5 18.7 10.0 10.1 10.2 9.7%
Bethkis 0.4 12.1 22.6 22.6 22.6 22.6 55.4%
Cougar-067 6.1 15.3 15.2 15.1 15.1 15.1 10.7%
Retavase (90%) 0.0 0.0 7.5 23.2 25.9 28.0 NM
Retaflo (70%) 0.0 0.0 0.0 13.5 47.3 52.1 NM
Project Park 0.0 0.0 0.0 0.0 0.0 0.0 NM
Total Net Revenue $159.5 $145.8 $159.7 $178.8 $213.4 $218.9 3.6%
% Growth 12.0% (8.6%) 4.7% 10.3% 2.2% 0.9%
Gross Profit $114.0 $95.8 $104.7 $118.9 $145.4 $149.4 3.0%
% Margin 71.5% 65.7% 65.5% 66.5% 68.1% 68.2%
Selling, General and Administrative $57.7 $51.1 $54.4 $58.0 $59.5 $60.9 0.6%
Research and Development 6.5 9.1 1.4 1.1 1.4 1.4 (15.5%)
Amortization of Product Rights 16.7 16.7 17.4 17.3 17.3 17.3 0.4%
Change in Acq-Related Payments 4.1 3.7 2.4 0.6 0.0 0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1
Operating Income $26.2 $15.2 $29.0 $41.9 $67.2 $69.7 11.5%
% Margin 16.4% 10.4% 18.2% 23.4% 31.5% 31.9%
Depreciation $0.7 $0.5 $0.3 $0.3 $0.3 $0.3
Amortization 16.7 16.7 17.4 17.3 17.3 17.3
EBITDA $43.6 $32.4 $46.7 $59.5 $84.7 $87.3 8.0%
% Margin 27.3% 22.2% 29.2% 33.3% 39.7% 39.9%
Change in Acq-Related Payments $4.1 $3.7 $2.4 $0.6 $0.0 $0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1
Adjusted EBITDA $50.6 $36.2 $49.2 $60.1 $84.8 $87.4 6.3%
% Margin 31.7% 24.8% 30.8% 33.6% 39.7% 39.9%
4
Preliminary Probability-Adjusted Financial Forecast
($ in millions)
Slow decline in Cardene; steady unit
volumes and slow pricing decline
Curosurf growth continues, driven by
price increases
Zyflo generic entry modeled in
September 2013, with launch of AG
upon generic launch
Bethkis launch in Q2 2013; peak net
revenue of ~$23mm
Assumes Retavase launched in Q4 2015
and Retaflo launched in 2017
Project Park excluded from base case
Gross margin declines with Zyflo
genericization and full year of
Cougar-067
Leverages hospital salesforce to control
SG&A
R&D expense primarily related to
Retavase and Retaflo; R&D from other
products excluded from SOTP DCF
EBITDA margin expands after initial
loss due to Zyflo generic entry
COMMENTS
2
1
3
4
5
6
7
8
9
10
The table below sets forth the financial forecast used in our preliminary valuation analysis of Cougar
Source: Cougar management projections and Lazard estimates
1
2
3
4
5
6
7
8
9
10
PROJECT COUGAR I     EXECUTIVE SUMMARY

Preliminary Valuation Overview
($ per share)
PROJECT COUGAR I     EXECUTIVE SUMMARY
METHOD EQUITY VALUE PER SHARE COMMENTS
Sum-of-the-Parts DCF
Analysis
Going Concern DCF
Analysis
Precedent
Transactions
Analysis
Comparable
Companies
Analysis
EV / Net
Revenue
EV
EBITDA
EV / Net
Revenue
EV
EBITDA
$7.75
$9.30
$7.40
$7.95
$10.40
$11.60
$11.60
$11.70
$4.95 $13.65
$6.70
$3.45
$3.50
$10.60
$10.85
$18.50
2013 Figures
2014 Figures
$0.00 $5.00 $10.00 $15.00 $20.00 $25.00
Unaffected Price: $5.50 Current Price: $8.13
Cheetah Offer Range: $6.40 – $6.70
Note: Per share value rounded to the nearest $0.05
10 -
12% WACC and terminal growth sensitized ±
5%; base assumes terminal growth of (10%) and
0% for branded and generic products, respectively
Terminal year of 2022 (9.5 year forecast period)
Values the Company as a going concern; assumes
15% of net revenue dedicated to R&D / BD
2.6 - 3.2x 2012 net revenue (low to high)
9.0 - 12.1x 2012 EBITDA (low to high)
1.1 - 2.8x 2013 net revenue (low to mean)
0.9 - 2.4x 2014 net revenue (low to mean)
4.4 - 12.0x 2013 EBITDA (low to mean)
3.5 - 9.4x 2014 EBITDA (low to mean)
10-12% WACC; terminal growth rates of 1.5 - 3.5%

METHOD EQUITY VALUE PER SHARE COMMENTS
Leveraged Buyout
Analysis
Targets ~22.5-27.5% IRR
Assumes leverage at closing of 5.0x trough
EBITDA
Assumes 9x EBITDA exit multiple
Premiums Paid in
Prior Minority
Buy-Ins
17-37% premium to unaffected share price
Premium based on 25th to 75th percentiles
52 -Week Trading
Range
PROJECT COUGAR
6
I     EXECUTIVE SUMMARY
Note: Per share value rounded to the nearest $0.05
(a) Discount rate of 13% for price target represents Cougar’s cost of equity
Current Price: $8.13
$4.75
$6.45
$8.00
$8.20
$7.55
$9.00
$0.00 $5.00 $10.00 $15.00
Preliminary Secondary Financial Analyses – “Items Below the Line”
($ per share)
Ladenburg Thalmann
Price Target: $14.00
Price target
discounted one year
at 13% (a) : $12.40
Premium to Unaffected Stock Price ($5.50) Low High
45% 113%
35% 111%
69% 111%
41% 89%
(36%) 148%
(36%) 236%
Cheetah Offer Range: $6.40 –
$6.70
Unaffected Price: $5.50
Sum-of-the-Parts DCF
Going Concern DCF
Precedent Transactions - EV / Net Revenue
Precedent Transactions - EV / EBITDA
Public Comparables - EV / Net Revenue
Public Comparables - EV / EBITDA

Risk Adj. NPV
$109 $101 $37 $53 $33 $15 ($129) $4 $1 $224 $20 $53 $296 $48 $345
% Total Value 37% 34% 13% 18% 11% 5% (44%) 1% 0% 76% 7% 18% 100% 16% 116%
$3.40
$3.15
$1.15
$1.65
$1.00
$0.45
($4.00)
$0.10 $0.05 $6.95
$0.60
$1.65
$9.20
$1.50
$10.70
$0.00
$2.50
$5.00
$7.50
$10.00
$12.50
$15.00
Cardene Curosurf Zyflo
(Brand)
Zyflo
(AG)
Bethkis Cougar
067
G&A
Expense
NOLs Net
Cash
Subtotal Retavase Retaflo Equity
Value
Project
Park
Incl.
Proj.
Park
Cheetah Offer Range:
$6.40 - $6.70
Preliminary Sum-of-the-Parts DCF Analysis
($ in millions, except per share amounts)
PROJECT COUGAR
7
I     EXECUTIVE SUMMARY
Note: Per share value rounded to the nearest $0.05
Note: Net cash based on projected 6/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share) and is adjusted to exclude $10mm
Project Park upfront payment
Current Price:
$8.13
$0.10 change (decrease to Bethkis and
increase to Project Park) from April 10
materials as ~$1mm of annual
incremental Bethkis gross profit
related to Project Park moved to
Project Park
$0.05 increase from April 10 materials due to
timing of Facet royalty payments (final payment
moved from December 2017 to June 2017 per
Cougar management)
Note: Cheetah’s offer is generally
consistent with our views on value ex-
Retavase and Retaflo, though other
factors could also account for the gap

FACTOR SUM-OF-THE-PARTS DCF MIDPOINT ($9.20) COMMENTS
NET REVENUE
(PRICE / VOLUME
UPSIDE /
DOWNSIDE)
EBITDA
MARGIN
DISCOUNT
RATE
Discount rate sensitized from 10-12%
Base case: 11% Cougar WACC
TERMINAL
GROWTH
CUROSURF
CONTRACT
PROJECT
PARK
Project Park excluded from base case
Bar shows impact of including Project Park base case
PROJECT COUGAR
8
Illustrative DCF Sensitivity Analysis
($ per share)
Source: Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
$8.45
$8.65
$8.45
$7.85
$8.00
$10.70
$10.55
$10.05
$10.40
$10.45
$7.00 $8.00 $9.00 $10.00 $11.00
I     EXECUTIVE SUMMARY
The chart below presents potential sources of upside or downside based on the sum-of-the-parts DCF analysis
Commercialization or competition risk (volumes)
Price increases
32% in 2013
Declining to 25% in 2014 (Zyflo generics)
Growing thereafter, to 40% by 2022
Base case assumes the following terminal declines:
10% for branded products, 0% for generic products
and 10% for corporate expenses
Sensitivity assumes contract termination in 2024
(earliest date Cheetah can opt out of agreement)
Base case assumes contract is mutually extended in
perpetuity (10% terminal decline in cash flows)
Net revenue sensitized ± 5% in all years to reflect
potential risks and upsides, including:
Adjusted EBITDA margin sensitized  ± 5% in all
years
Base case assumes expanding adj. EBITDA
margins
Terminal growth sensitized ± 5% across all
products

$6.60
$6.95
$8.10
$8.60
$9.20
$7.30
$7.65
$7.95
$5.00 $6.00 $7.00 $8.00 $9.00 $10.00
PRODUCT LAUNCH SUM-OF-THE-PARTS DCF MIDPOINT ($9.20) COMMENTS
BASE CASE
(2015 / 2017)
Retavase base case assumptions:
$6.5mm R&D expense
Launch in 2015
Peak net revenue of $31mm
90% probability of success
Includes contingent payments due to EKR
Retaflo base case assumptions:
$15.1mm R&D expense
Launch in 2017
Peak net revenue of $74mm
70% probability of success
Applied terminal value based on
10% perpetual decline to both products
DELAYED ONE YEAR
(2016 / 2018)
DELAYED TWO
YEARS (2017 / 2019)
PRODUCTS
DISCONTINUED
(NPV=$0)
PRODUCTS
DEVELOPED BUT
NEVER
LAUNCHED
Illustrative Retavase / Retaflo Sensitivity Analysis
($ per share)
PROJECT COUGAR
9
I     EXECUTIVE SUMMARY
The base case assumes Retavase and Retaflo launch in 2015 and 2017, respectively.  However, it is difficult to benchmark probabilities of resolving the stability issues that led to a complete response letter (CRL).  In the chart below, we evaluate several different scenarios for timing of Retavase and Retaflo launches and the probability adjustments that could be applied
Source: Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
Base Case POS
50% POS
Note: Cheetah’s offer is
generally consistent
with our views on value
ex-Retavase and Retaflo,
though other factors
could also account for
the gap

Source: Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
GENERIC ENTRY SUM-OF-THE-PARTS DCF MIDPOINT ($9.20) COMMENTS
BASE CASE
(9/30/2013)
Cougar received four DMF requests since 2011
Zyflo is difficult to formulate and the timing
of a generic entrant is unknown
Base case assumes generic entry upon
patent expiration
Cougar is planning to launch an authorized
generic immediately upon generic entry
AG takes ~45% share immediately, but loses
share to new generic competitors in 2017
Continued price increases on Zyflo brand
expected to drive growth
Price increases continue post-genericization
~15% annual WAC CAGR from 2014-2018
When generic entry is delayed, the price
of the authorized generic at launch is set
at a discount to the branded price and
does not change throughout the forecast
period
Assumes co-promote with Dey Labs is
extended until generic entry
12/31/2013
3/31/2014
6/30/2014
9/30/2014
12/31/2014
12/31/2015
Illustrative Zyflo Generic Entry Sensitivity Analysis
($ per share)
PROJECT COUGAR
10
I     EXECUTIVE SUMMARY
$11.20
$10.40
$10.20
$10.05
$9.80
$9.50
$9.20
$8.00 $9.00 $10.00 $11.00 $12.00
The base case assumes a Zyflo generic entry in September 2013, immediately post expiry of the ‘778 patent
(expires September 21, 2013). The chart below sensitizes the sum-of-the-parts valuation of Cougar based on a range of generic entry timelines. In the near-term, each additional quarter of Zyflo exclusivity is worth ~$0.20-
0.30 per share on a DCF-basis

Analysis at Various Purchase Prices
($ in millions, except per share amounts)
I     EXECUTIVE SUMMARY
11
Cheetah Offer Range
PROJECT COUGAR
Source:
Public filings, Cougar management projections
Note: Debt and cash based on projected 6/30/13 balance.  Projected cash is adjusted to exclude $10mm Project Park upfront payment
Purchase Price per Share $6.40 $6.70 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00
Premium to:
Unaffected Price ($5.50) 16% 22% 27% 45% 64% 82% 100% 118% 136% 155%
Low End of Range ($6.40) 0% 5% 9% 25% 41% 56% 72% 88% 103% 119%
High End of Range ($6.70) (4%) 0% 4% 19% 34% 49% 64% 79% 94% 109%
Fully-Diluted (TSM) Equity Value $176 $184 $193 $256 $289 $323 $356 $390 $423 $457
Plus: Term Loan A 60 60 60 60 60 60 60 60 60 60
Plus: Term Loan B 30 30 30 0 0 0 0 0 0 0
Less: Cash (61) (61) (61) (61) (61) (61) (61) (61) (61) (61)
Enterprise Value $205 $214 $222 $255 $288 $322 $355 $389 $422 $456
Implied Transaction Multiples
TEV / 2013E Net Revenue ($159) 1.3x 1.3x 1.4x 1.6x 1.8x 2.0x 2.2x 2.4x 2.6x 2.9x
TEV / 2014E Net Revenue ($146) 1.4x 1.5x 1.5x 1.7x 2.0x 2.2x 2.4x 2.7x 2.9x 3.1x
TEV / 2013E EBITDA ($51) 4.0x 4.2x 4.4x 5.0x 5.7x 6.4x 7.0x 7.7x 8.3x 9.0x
TEV / 2014E EBITDA ($36) 5.7x 5.9x 6.1x 7.0x 8.0x 8.9x 9.8x 10.7x 11.7x 12.6x
Memo:
Precedent EV / Net Rev. EV / EBITDA Comparable EV / Net Rev. EV / EBITDA
Transactions
LTM Forward LTM Forward
Companies
2013 2014 2013 2014
High: 3.2x 3.2x 12.1x 10.1x High: 4.3x 3.6x 21.7x 19.3x
Mean: 3.0x 3.1x 10.6x 8.9x Mean: 2.8x 2.4x 12.0x 9.4x
Median: 3.1x 3.1x 10.9x 8.9x Median: 2.9x 2.6x 11.9x 6.3x
Low: 2.6x 3.0x 9.0x 7.6x Low: 1.1x 0.9x 4.4x 3.5x

Illustrative Future Stock Price Analyses
We have assessed Cougar's potential future equity values in three ways:
Assuming a constant FY+2 EBITDA multiple (applying the current unaffected multiple of 4.9x to future projected EBITDA)
However, these assessments of potential future share price are preliminary and theoretical in nature, and other factors will also impact the share price
1
2
3
I     EXECUTIVE SUMMARY PROJECT COUGAR
12
Since EBITDA multiples correlate (moderately) with projected future growth, we have attempted to quantify how Cougar's multiple could expand as the
Company manages through the Zyflo generic curve and returns to growth through future price increases and new product launches
An evaluation of the evolution of the Company's sum-of-the-parts DCF value over time (with and without accounting for the disconnect between “intrinsic value” and “market value”)
Cougar's Special Committee has requested an analysis of projected prices at which
Cougar could trade in the future, assuming that Cougar continues to execute on its
F1 financial plan

The forecasted share price performance below assumes that Cougar’s current unaffected FY 2014 EBITDA multiple of 4.9x remains unchanged throughout the forecast period
I     EXECUTIVE SUMMARY PROJECT COUGAR
13
COMMENTS
Increases in
expected stock price
performance are
directly correlated
with expected
EBITDA
performance
EBITDA is expected
decline in 2014 due
to the impact of
Zyflo generics
EBITDA is projected
to grow thereafter,
driven by price
increases and the
launches of Bethkis,
Retavase and Retaflo
Note: Per share value rounded to the nearest $0.05
Cougar EBITDA is probability adjusted for Retavase and Retaflo and excludes Project Park
(a) 12/31/17E stock price discounted to 6/30/13 at a rate of 13%.  13% represents Cougar’s cost of equity
Current Price: $8.13
Cheetah Offer Range: $6.40 –
$6.70
NPV
(a)
:
$6.90
$5.50
$5.70
$6.40
$8.55
$9.30
$11.95
0
5
10
15
20
$25
2/19/13
(Unaffected)
12/31/13E 12/31/14E 12/31/15E 12/31/16E 12/31/17E
Share Price
Constant FY+2 Multiple
Illustrative Future Stock Price – Constant FY+2 EBITDA Multiple
($ per share)

As discussed with the Special Committee, Cougar’s low multiples (relative to peers) reflect uncertainty around Zyflo generics and the attendant declines in net revenue and EBITDA.  However, since EBITDA multiples correlate with projected growth, Cougar’s forward EBITDA multiples should improve once it has navigated the Zyflo erosion and returns to growth.  The regression below attempts to quantify that relationship to project future trading multiples
I     EXECUTIVE SUMMARY PROJECT COUGAR
14
Source:
FactSet, Capital IQ, public filings, I/B/E/S consensus estimates
Note: Cougar EBITDA is probability adjusted for Retavase and Retaflo and excludes Project Park
EBITDA
CAGR
Regression
(10%) 5.2x
0% 5.9x
10% 6.7x
20% 7.4x
30% 8.2x
Cougar
(12%) 5.0x
Mult. Of '14
EBITDA
0
5
10
15
20
25x
(20%) 20% 40% 60% 80% 100% 120%
R
2
0.36
Warner
Jazz
Medicines Co
Questcor
Auxilium
2013-2015 Forward EBITDA CAGR
95% Confidence Interval
Linear Regression
Cubist
Pernix
Cougar
0%
Specialty Pharma Landscape – Regression Analysis
Management 10YP

Current Price:
$8.13
Cheetah Offer Range:
$6.40 – $6.70
2 Year Rolling EBITDA CAGR NA (12.2%) 16.6% 11.8% 10.5% 29.4%
Implied EV / FY+2 EBITDA NA 5.0x 7.2x 6.8x 6.7x 8.1x
($ per share)
The forecasted share price performance below is based upon the regression analysis on the previous page.  As discussed qualitatively, Cougar’s multiple currently reflects the Zyflo generic erosion, and could expand once Cougar manages through the Zyflo patent expiry
I     EXECUTIVE SUMMARY PROJECT COUGAR
15
COMMENTS
Note: Per share value rounded to the nearest $0.05
Cougar EBITDA is probability adjusted for Retavase and Retaflo and excludes Project Park
(a) 12/31/17E stock price discounted to 6/30/13 at a rate of 13%.  13% represents Cougar’s cost of equity
NPV
(a)
:
$10.25
$5.50
$5.90
$9.20
$11.40
$11.95
$17.75
$5.70
$6.40
$8.55
$9.30
$11.95
0
5
10
15
20
$25
2/19/13
(Unaffected)
12/31/13E 12/31/14E 12/31/15E 12/31/16E 12/31/17E
Share Price
Regression Analysis
Constant FY+2 Multiple
Cougar’s two-year
forward rolling
EBITDA CAGR used
to determine
Cougar’s FY+2
EBITDA multiple
E.g. 2013-2015
EBITDA CAGR
used to determine
2014 EBITDA
multiple
Implies a multiple
of 5.0-8.1x from
2013-2017
Multiple peaks in
2017 due to two-year
forward rolling
EBITDA CAGR of
29%, which includes
Retavase and Retaflo
launches
Illustrative Future Stock Price – Regression Analysis

Current Price:
$8.13
Cheetah Offer Range:
$6.40 – $6.70
($ per share)
The forecasted share price performance below is based upon a sum-of-the-parts DCF analysis of Cougar’s management forecast as detailed on prior pages
I     EXECUTIVE SUMMARY PROJECT COUGAR
16
COMMENTS
Analysis assesses the
DCF value at various
points in time,
assuming full
realization of cash
flows in prior periods
(and no reinvestment
rate)
Each additional year
of cash flows realized
adds approximately
$1.10 per share
Note: Per share value rounded to the nearest $0.05
(a)
Assumes a ~40% discount to the illustrative future stock price based upon a sum-of-the-parts DCF analysis.  ~40% represents the discount of the unaffected stock price to the
SOTP midpoint value
(b)
12/31/17E stock price discounted to 6/30/13 at a rate of 13%.  13% represents Cougar’s cost of equity
(a)
NPV
(b)
:
$8.20
$9.20
$9.60
$10.70
$11.85
$13.05
$14.20
$5.50
$5.74
$6.40
$7.08
$7.80
$8.49
0
5
10
15
20
$25
SOTP
Midpoint
12/31/13E 12/31/14E 12/31/15E 12/31/16E 12/31/17E
Share Price
DCF Sensitivity Analysis
DCF Sensitivity - Discounted
Delaying the period
provides (i) one more
year of cash flow to
be realized and (ii)
future cash flows to
be discounted at a
lower factor
Cougar forecast is probability adjusted for Retavase and Retaflo and excludes Project Park
Illustrative Future Stock Price – DCF Sensitivity Analysis

Process and Next Steps
Lazard recommends the following next steps
Finalize Company F1 model
Distribute Company F1 model to Cheetah as soon as reasonably practical
Schedule meeting between Special Committee and management to review bridge from prior forecast
Further respond to Cheetah’s due diligence request items (in process)
Discuss whether to provide general guidance or specific guidance
Offer a meeting with Cheetah (along with its financial advisor) to discuss our financial projections and views on value
Discuss whether to provide general guidance or specific guidance
I     EXECUTIVE SUMMARY
17
PROJECT COUGAR
1
2
Preview our views on value with Cheetah’s financial advisor
Update Lazard valuation analysis for changes, if any, in Company F1 model

Appendix CONFIDENTIAL

A Market Perspectives on Cougar CONFIDENTIAL

STRATEGIC MILESTONES

NET REVENUE / EBITDA / CASH

LAZARD

Net Cash
$10 $19 $51 $74 ($3) $9
$65
$110
$125
$101
$116
$159
$14
$25
$23
$16
$28
$51
22%
23%
18%
16%
24%
32%
2008 2009 2010 2011 2012 2013E
Net Revenue Adjusted EBITDA Adjusted EBITDA Margin
Corporate Evolution
($ in millions)
18
Acquired U.S.
commercial rights to
Curosuf from Cheetah
Acquired commercial
rights to Factive in
North America and
certain countries in
Europe from Oscient
Pharmaceuticals
2009
Reacquired all rights
to its high-mobility
group box protein 1
related technology
from MedImmune
License/development
agreement with Alitair
Pharmaceuticals
Alpha-7 technology –
licensed to Targacept
2010
Acquired Cardiokine
Announced strategic
decision to focus
business on hospital
and related specialty
products
2011
Divested certain
Factive and Spectracef
product rights to
Merus Labs and
Vansen Pharma
Acquired EKR, which
owned Cardene and
Retavase, for $125mm
upfront
Acquired U.S. rights
to Cheetah’s Bethkis
2012
Merger of Critical
Therapeutics, and
Cornerstone
BioPharma Holdings,
Inc. to form Cougar
2008
Source: Company filings, Capital IQ and Cougar management projections
Note: 2013 projected cash balance adjusted to exclude $10mm Project Park upfront payment
Full year impact of
EKR acquisition;
expected $18mm in
annual synergies
Zyflo CR patent loss
and potential generic
entry in September
2013
Expected launch of
Bethkis and generic
Tussionex
2013E
PROJECT COUGAR
Cougar has shown stable historical growth due to business development efforts, which should result in a strong 2013.
However, the Company’s expected performance in 2014 and beyond will be critical to determining Cougar’s value
Includes $90mm of debt from Cheetah, used to finance
acquisition of EKR.  Term Loan B shown as if converted
to equity (conversion preference of
$7.098 per share)
A     MARKET PERSPECTIVES ON COUGAR

Cougar Historical Trading Performance
($ per share, volume in 000s)
19
A     MARKET PERSPECTIVES ON COUGAR
Source:
FactSet
July 30, 2009
June 22, 2011
Jan. 4, 2012
Mar. 7, 2012
May 14, 2012
Sept. 13, 2012
Nov. 8, 2012
Feb. 20, 2013
PROJECT COUGAR
0
200
400
600
800
1,000
1,200
1,400
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
Apr-09
Oct-09
Apr-10
Oct-10 Apr-11
Oct-11 Apr-12
Oct-12 Apr-13
Cheetah Offer:
$6.40-$6.70
Current:
$8.13
Unaffected:
$5.50
B
C
E
F
H
A
D
G
A
B
C
D
E
F
G
H`
Closed acquisition of U.S Curosurf rights from Cheetah
Provided strategic update; business to be focused on respiratory and related markets, particularly the hospital market
Announced acquisition of Cardiokine (lead product, lixivaptan, for the treatment of hyponatremia); acquisition was effective December 2011
Divested anti-infective assets (Factive and Spectracef) to Merus Labs and Vansen Pharma
Acquired EKR Therapeutics, expanding presence in the hospital market through the addition of Cardene I.V. and Retavase
Negative FDA panel vote on lixivaptan
Acquired U.S. rights to Bethkis from Cheetah
Announced receipt of Cheetah proposal

Current Situation Assessment
20
A     MARKET PERSPECTIVES ON COUGAR
Stable portfolio of specialty hospital
and respiratory products; attractive
pipeline expected to generate near-
term growth
Demonstrated track record in
sourcing, closing and integrating
strategic licensing and acquisition
transactions
Strong management
team
Lack of scale and leading market
positions; key patent expiration in H2
2013 on Zyflo CR
Successful strategic and
financial repositioning of the
Company following DESI
product withdrawals
Cheetah ownership
Underperformance (as of unaffected
price on February 19, 2013) on an absolute basis
(-24% since announcement of 2009 Cheetah
deal) and relative to the broader markets
(Nasdaq and DRG up 87% and 63% in the same
time period)
Strong free cash flow generation and
manageable capital structure
Limited research
coverage
Lackluster organic
growth
PROJECT COUGAR
Source:
FactSet

Selected Management Commentary

COMMENTARY	KEY OBSERVATIONS
"We stated **our strategy back in June of 2011 to become a more focused Company in the hospital and related specialty market**. I'm pleased to say **this transition was completed in 2012, and the Company is well-positioned** for future growth." *Craig Collard, March 14, 2013*	Reshaping of corporate identity – now solely focused on hospital & related specialty areas
"EKR acquisition…we expected to **harvest $8 million of synergies during the second half of 2012, under the order of $18 million on an annualized basis**. We expect both of these targets to be met or exceeded…in summary, we are very pleased with the operational performance and completion of the EKR integration…**we have significant momentum and are continuing to seek new opportunities…in the hospital market.**" *Alastair McEwan, November 8, 2012*	M&A as a key tool in corporate strategy
"We continue to actively seek new business development and acquisition opportunities, to deepen our penetration in the hospital market. This includes companies as well as products, marketed, registration-stage and late-stage development. **We believe there are further opportunities for M&A**, and **we're closely evaluating candidates that A, fit within our strategic focus in the hospital space, or B, have an immediate impact on sales growth.**" *Craig Collard, March 14, 2013*	
"In addition to our marketed products, **we're developing a promising pipeline and are working diligently to move these products forward to approval and commercial launch**. Leveraging our commercial strength and all the know-how from growing the products already in our portfolio, we are confident in their prospects." *Craig Collard, March 14, 2013*	Strategic focus and commitment to development pipeline
"While Cougar recently completed its strategic shift away from primary care, one of our main goals through Aristos is to **continue to seek out and introduce opportunistic generic products**. The addition of a generic Tussionex to Aristos' product portfolio is yet another successful execution of this plan." *Craig Collard, July 2, 2012*	Diversification through expansion of Aristos – Cougar's generics division

Source: Company earnings calls and press releases

LAZARD

21 A MARKET PERSPECTIVES ON COUGAR PROJECT COUGAR

A     MARKET PERSPECTIVES ON COUGAR
22
Source: FactSet, NASDAQ
(a)
Directional analysis based on change in quarterly holdings and quarterly VWAPs; Stonepine Capital Management estimated cost basis assumes VWAP period of
Jan. 1, 2013 to Feb. 25, 2013 (date of letter to Cougar)
(b)
Shareholder Analysis
($ and volume in 000s, except per share amounts)
Disclosed
700,000 share
position in
letter dated
February 25,
2013
No publicly-
disclosed
ownership
with the SEC
PROJECT COUGAR
SHAREHOLDER
CURRENT
VALUE
CURRENT
POSITION
% OWNERSHIP
ESTIMATED
COST BASIS
(a)
DATE POS.
INITIATED
(b)
LTM
POSITION
Cheetah $127,540 15,688 59%
Cougar CEO 13,107 1,612 6%
Other Insiders 8,538 1,050 4%
Stonepine Capital Management $5,691 700 $5.94 1Q13 700
BlackRock Fund Advisors 3,883 478 6.85 1Q09 185
Healthcare Value Capital 2,190 269 5.10 2Q12 269
Renaissance Technologies 2,022 249 5.79 4Q08 98
The Vanguard Group 1,114 137 5.85 3Q04 74
GSA Capital Partners 1,065 131 6.20 2Q11 110
SSgA Funds Management 1,047 129 7.48 1Q09 (34)
TFS Capital LLC 1,028 126 6.48 2Q12 126
Northern Trust Investments 834 103 7.07 1Q09 6
Millennium Management 822 101 6.48 2Q12 101
TIAA-CREF Asset Mgmt 586 72 7.94 3Q04 (29)
Tekla Capital Management 537 66 6.78 1Q05 (108)
Morgan Stanley NLE 466 57 5.00 3Q12 57
GlobeFlex Capital 418 51 5.01 2Q12 51
Morgan Stanley & Co. 416 51 5.95 1Q12 51
Menta Capital 409 50 5.56 2Q12 50
PanAgora Asset Management 406 50 6.34 3Q10 37
BNY Mellon Asset Mgmt 350 43 6.84 1Q09 0
Charles Schwab Inv. Mgmt 334 41 6.26 3Q11 30
Geode Capital Management 313 38 7.22 2Q09 (8)
Top 20 Institutional Shareholders $23,931 2,944 11% $6.22
Implied Retail $41,733 5,133 19%
Total Shares $214,850 26,427 100%
2.6%
1.8%
1.0%
0.9%
0.5%
0.5%
0.5%
0.5%
0.4%
0.4%
0.3%
0.3%
0.2%
0.2%
0.2%
0.2%
0.2%
0.2%
0.2%
0.1%
4%
5%
6%
7%
7%
8%
8%
9%
9%
9%
10%
10%
10%
10%
10%
11%
11%
11%
11%
Date of initiation of most recent position (defined as the first quarter after the last quarter in which the fund reported holding zero shares)

B Preliminary Financial Analysis CONFIDENTIAL

VALUATION METHODOLOGIES

ADDITIONAL FINANCIAL ANALYSES

LAZARD

How Does the Special Committee Develop its View on Value?
What is fair value?  What are the valuation methodologies that Lazard will use in determining value?
B     PRELIMINARY FINANCIAL ANALYSIS
23
PROJECT COUGAR
DESCRIPTION
DCF analysis of each product’s expected future cash flows
Risk-adjusts each product’s cash flows and related expenses
Incorporates management projections; minimal terminal value attributed to branded products, as cash flows projected through loss of market exclusivity and full generic erosion
Values the Company as a whole on a going concern basis
Incorporates management projections through 2022, and sensitivities
Risk-adjusts corporate cash flows and related R&D expenses
P&L forecast with additional R&D / business development expense and higher terminal value
Values the Company based on prior specialty pharmaceutical sale transactions
Applies net revenue and EBITDA multiples from precedent transactions
Values the Company based on comparable publicly-traded specialty pharmaceutical companies
Applies forward-looking net revenue and EBITDA multiples based on public comparables
Analyzes returns to a hypothetical financial buyer
Potential alternative to Cheetah proposal (assuming Cheetah consent)
Analyzes the premiums over historical trading prices of the target that have been paid by purchasers to acquire the minority portion of publicly traded companies in prior buy-ins
Analyzes movements in the Company’s historical stock price and evaluates its trading history
SUM-OF-THE-
PARTS
DCF ANALYSIS
“GOING
CONCERN”
DCF ANALYSIS
PRECEDENT
TRANSACTIONS
ANALYSIS
COMPARABLE
COMPANY
ANALYSIS
LEVERAGED
BUYOUT
ANALYSIS
PREMIUMS
PAID
HISTORICAL
TRADING
HISTORY

Key Product-Level Assumptions
($ in millions)
B     PRELIMINARY FINANCIAL ANALYSIS
24
PROJECT COUGAR
Source: Cougar management projections and Lazard estimates
(a)
S&M expense includes allocations based on salesforce prioritization
(b)
Corporate R&D expense excluded from sum-of-the-parts DCF analysis
Launch Peak Net 2022 Net Gross Margin / Operating Expenses Cumulative Terminal Value
Patent Year Revenue (Year) Revenue POS Period GM A&P S&M
(a)
G&A R&D
(b)
Growth Year
2013 85% $2.2 $9.0 $0.4
'13-'22 Avg 81% 2.6 8.6 0.4
2013 39% 0.8 3.6 0.8
'13-'22 Avg 48% 0.6 2.3 0.7
2013 85% 0.3 7.5 0.6
'13-'22 Avg 85% 0.0 0.8 0.2
2013 86% 0.0 0.0 0.0
'13-'22 Avg 85% 0.0 0.0 0.0
2013 64% 1.9 1.4 0.9
'13-'22 Avg 63% 0.9 1.0 0.7
2013 28% 0.0 0.3 0.2
'13-'22 Avg 28% 0.0 0.5 0.2
2013 - 0.0 0.0 0.7
'13-'22 Avg 77% 2.0 0.8 0.5
2013 - 0.0 0.0 0.0
'13-'22 Avg 80% 0.8 2.9 0.1
2013 - 0.0 7.9 19.2
'13-'22 Avg - 0.0 12.4 24.7
Zyflo
(AG)
Corporate
Expenses
Retaflo
Retavase
Cougar-067
Bethkis
$52.9
47.4 2009 Expired
Sept
2013
55.9
Zyflo
(Brand)
Curosurf
Cardene
Dec
2027
2008
(RTU)
2005
(2013) $40.3 100%
100% 47.4 (2022)
(2013) 3.2 100%
15.1 (2014)
(2015) 22.6
10.2 (2015)
15.3 2013
Generic
Sept
2022
2013 22.6
19.1 2013
Generic
-
TBD
- - - -
74.4 2017 74.4 (2022)
31.1
Mar
2015
2015 31.1 (2022)
2022 (10%) 0.0
100%
100%
100% 0.0 0% 2022
0.7
1.0
$0.0 (10%) 2029
0.0 (10%) 2024
2022
-
90%
70%
2024 (10%)
(10%) 2022
0% 2022
(10%)
(10%) 2022 8.4
15.1
6.5
Lazard’s preliminary financial analysis is based on Cougar’s 2013 F1 financial projections (H2 2013 to 2022) and assumptions post-2022 as summarized below

Other Key Assumptions
B     PRELIMINARY FINANCIAL ANALYSIS
25
GENERIC
EROSION
Branded small molecules lose 75% of net revenue in 1
st
year of generic entry and an additional 15% in 2
nd
year
No biosimilars modeled during forecast period; competition modeled through negative terminal growth rate
CORPORATE
EXPENSE
Salesforce incentive compensation allocated to products based on quarterly bonus plans
Unallocable salesforce expense (e.g., base salaries, benefits, expenses) and G&A of $27mm in 2013 projected to grow at 2% annually
R&D expense related to pipeline products excluded from analysis (assumes pipeline has NPV of $0)
Working capital allocated to branded and generic products (excl. Project Park) based on net revenue and COGS
TAXES
Assumes 38% corporate tax rate, including federal and state provisions
NOL carryforwards valued separately, subject to Section 382 limitations (~$0.9mm annual limitation)
Tax-deductible amortization of product rights allocated to specific products
Other timing differences between GAAP and tax books (e.g., stock-based compensation, differences in depreciation schedules) accounted for in corporate expense
TERMINAL
VALUE AND
WACC
Set terminal year of 2024 for Bethkis and 2029 for Cardene (second year post-generic entry)
Set terminal year of 2024 for Curosurf (end of agreement with Cheetah)
Set terminal year of 2022 for Zyflo, Zyflo AG, Retavase, Retaflo, Cougar-067 and Project Park
Perpetuity growth rate based on product characteristics
(10%) – small molecule (post-genericization)
(10%) – biologic (post-forecast period)
0% – generic drug (post-forecast period)
WACC of 11%
PROJECT COUGAR
Source: Cougar management projections and Lazard estimates

Net Revenue (Excl. Park)
Unadjusted $159 $146 $153 $161 $164 $187 $230 $237 $241 $244
% Growth 12.0% (8.6%) 4.6% 5.2% 2.3% 14.0% 22.7% 3.0% 2.0% 1.3%
Probability-Adjusted $159 $146 $153 $160 $162 $179 $209 $213 $217 $219
% Growth 12.0% (8.6%) 4.6% 4.7% 1.5% 10.3% 16.9% 2.2% 1.7% 0.9%
Memo: Project Park $2 $8 $15 $23 $28 $31 $34 $36 $38 $40
Preliminary Probability-Adjusted Product Net Revenue Forecast
($ in millions)
PROJECT COUGAR
26
B     PRELIMINARY FINANCIAL ANALYSIS
Cougar is projected to generate net revenue of approximately $160 million in 2013.  Net revenue is projected to decline in 2014 due to the impact of Zyflo generics, but is projected to grow thereafter, driven by price increases and the launches of Bethkis,
Retavase, Retaflo, and, potentially, Project Park
Source: Cougar management projections and Lazard estimates
Net revenue
expected to
decline in 2014
due to Zyflo
generic entry
$0
$50
$100
$150
$200
$250
$300
2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E
Project Park
Retaflo (70%)
Retavase (90%)
Cougar-067
Bethkis
Zyflo (AG)
Zyflo (Brand)
Curosurf
Cardene

NPV of PV of Terminal Value NPV with NPV Per Share with
Cash Flow with Terminal Growth of: Terminal Growth of: Terminal Growth of:
2H13 - '22 (15%) (10%) (5%) (15%) (10%) (5%) (15%) (10%) (5%)
10.0% $24.6 $21.8 $28.8 $40.6 $46.4 $53.5 $65.2 $1.45 $1.65 $2.05
11.0% 22.3 19.2 25.2 34.9 41.6 47.6 57.3 1.30 1.50 1.80
12.0% 20.2 17.0 22.1 30.2 37.2 42.3 50.4 1.15 1.30 1.55
Discount
Rate
Preliminary Evaluation of Project Park
($ in millions, except per share amounts)
27
Source: Project Park Business Case presentation
Note: 10-Year NPV set forth in Project Park Business Case presentation assumes no terminal value
Note: Cash flows discounted to 6/30/13
B     PRELIMINARY FINANCIAL ANALYSIS PROJECT COUGAR
Project Park represents potential upside to Cougar’s base case valuation, and can be further assessed once a definitive agreement is reached
Cougar is in negotiations with Digestive Care Inc. (“DCI”) to acquire the rights to Park, a pancreatic enzyme replacement therapy, within the CF market
The transaction would leverage Bethkis’ CF sales channel to deliver attractive cash flows
Total potential payments could amount to $30mm, representing <1.0x peak net revenue, and the projected NPV is positive
However, the upfront payment of $10mm represents >5.0x LTM net revenue (Park generated 2012 net revenue of ~$2mm)
Lazard’s preliminary evaluation is based on the assumptions outlined below
Peak net revenue of $40mm in 2022
Includes annual Bethkis net revenue synergies
70% gross margin (30% royalty due to DCI, which manufactures product)
Amortization related to Project Park is tax-deductible
No working capital allocated to Project Park
Lazard views Project Park as NPV positive and a viable strategic option that will enhance the overall value of the
Company

$10.70
$10.65
$10.05
$9.70
$9.55
$0.00 $3.00 $6.00 $9.00 $12.00
SCENARIO SUM-OF-THE-PARTS DCF MIDPOINT ($9.20) KEY ASSUMPTIONS
“LOW RESPONSE
TO PROMOTION”
CASE
Peak CF share of 4.8%; peak net revenue of $21mm
“LOSS OF
EXCLUSIVITY”
CASE
Biosimilar entrant in 2018, resulting in a 60% reduction
in market share growth after 2017 and flat pricing in
2017
No sales rep support and limited A&P spend after 2017
Peak share of 9% (before LOE); peak net revenue of
$28mm
“LIMITED MARKET
ACCESS” CASE
25% reduction in market share growth
Peak CF share of 7.2%; peak net revenue of $30mm
“NEW MARKET
ENTRANT” CASE
New branded PERT enters market in 2018, limiting PERT
share gains thereafter
Peak CF share of 9.4%; peak net revenue of $39mm
PROJECT PARK
BASE CASE
Peak CF share of 9.6%; peak net revenue of $40mm
Retains exclusivity through 2022
Illustrative Project Park Scenario Analysis
($ per share)
PROJECT COUGAR
28
B     PRELIMINARY FINANCIAL ANALYSIS
Cougar management has developed several scenarios for Project Park.  Based on management’s projections, Project Park is
NPV-positive in all scenarios after applying a terminal value
Source: Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05

$0.90
?
$0.00
$2.50
$5.00
$7.50
$10.00
$12.50
$15.00

LAZARD

29
Potential Cheetah Views on Value
($ per share)
Source:
Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
(a)
Ibbotson category for companies with equity values of $1.9-$7.7 billion
PROJECT COUGAR B     PRELIMINARY FINANCIAL ANALYSIS
$9.20
$2.30
$12.40
$2.00
ELEMENT POTENTIAL VALUE PER SHARE COMMENTS
MIDPOINT OF BASE
CASE SOTP
VALUATION
Midpoint of SOTP DCF as detailed on prior pages
Based on 11% WACC
DISCOUNT RATE
ARBITRAGE
Based on hypothetical Cheetah WACC of 8.5%
Assumes median peer group capital structure
Applies mid-cap size premium
SYNERGIES
Public company costs and other shared cost
functions
Assumes 25% reduction in G&A expense, with
50% attainment in 2014 and 100% thereafter
Includes restructuring costs of 1.0x synergies
in 2H13 POTENTIAL
CHEETAH
VIEW
ON VALUE
Potential value in Cheetah’s hands
PROJECT PARK
Base case Project Park forecast, discounted
at 8.5%
ADDITIONAL
STRATEGIC VALUE
Potential value of full financial control of
Cougar
Revenue synergies from full control of U.S.
channel?
Flexibility to pursue strategic initiatives that
Cougar has not pursued (e.g., acquisitions /
divestitures)
(a)
The chart below highlights additional potential sources of value that could be available to Cheetah.  However, these are preliminary and theoretical in nature, and even if Cheetah includes these sources of value in its analysis, it is unlikely to fully incorporate these items into its offer

C Process Considerations CONFIDENTIAL

Transaction Considerations
Minority purchase transactions are uniquely complex from the perspective of corporate governance, valuation and social issues
Special Committee will want to justify that the proposed transaction is a result of “fair dealing” and “fair price”
Independent directors who hold themselves to the highest standard of getting the best price possible under the circumstances will create a strong record
— Cheetah has stated that it has no interest in a disposition of its controlling interest or in considering any other strategic transaction involving Cougar
— Consider ability to conduct market check (unlikely given Cheetah's blocking rights), have fiduciary out or other shareholder protections (e.g., majority of minority vote)
— Consider proposing alternate transactions (e.g., break-up of company) that could unlock additional value
Arms’ length bargaining will contribute to demonstrating the price is the best attainable under the circumstances
Determining fair price
Management projections and valuation analyses
Industry dynamics
Stock trading history
Alternatives to a minority buy-in transaction
Determining if now is the time to sell
Consider that minority shareholders will be permanently foreclosed from participating in future equity upside
Consider market check / break-up analysis
30
C     PROCESS CONSIDERATIONS PROJECT COUGAR
Process is critical – bargain hard to maximize value for minority shareholders

STANDARD SITUATION DESCRIPTION IMPLICATIONS
ENTIRE
FAIRNESS
REVLON
DUTIES
BUSINESS
JUDGMENT
RULE
Standards of Review
C     PROCESS CONSIDERATIONS
31
Greater
Scrutiny
PROJECT COUGAR
Going private
transaction
involving a
controlling
shareholder
Board determines to
sell company for
cash
Default standard for
Board decisions
As long as directors act in good
faith, on an informed basis, and
without the primary purpose of
entrenching management,
board actions will not be
second guessed by a court
Board likely to focus on
establishing clean record and
will put in place procedural
safeguards (including special
committee); procedural
safeguards can potentially shift
burden or standard of review
applied by the court
Board may feel compelled to
perform market check, either
before or after (“go shop”) signing
agreement
Most deferential standard
applied by courts in Delaware
Board has duty to seek the
best price reasonably available
to shareholders
Board permitted to consider
other factors such as certainty of
financing or risk of delay
If transaction is challenged,
directors / controlling
shareholder are required to
prove the “entire fairness” of
the transaction, including fair
dealing (how the transaction
was timed, initiated, structured,
negotiated, disclosed and
approved) and fair price (all
elements of value)
Delaware court decisions in CNX Gas
and other relevant cases suggest that certain procedural safeguards could shift the burden of proof or change the applicable standard of review away from entire fairness

How Does the Special Committee Respond to the Proposal?
The Special Committee, with respect to the current proposal or any subsequent proposal, can either:
32
may be enhanced if the Committee’s position is publicly disclosed
WHAT IS THE DILEMMA?
COMMITTEE ISSUES BALANCE OF POWER
Ability of Committee to say
“No” and implications for
tender success
vs.
Ability of Cheetah to bypass
CHEETAH GROUP ISSUES
Risk of overpaying for Cougar
when it already has operational
and financial control
Funding considerations
C     PROCESS CONSIDERATIONS PROJECT COUGAR
What is fair value?
Objective and desire to achieve
benefits of owning Cougar
shares
Perfect hindsight
Downside of saying “No”
Only one buyer
Whether “majority of minority”
vote
best price for shareholders –
RECOMMEND THE PROPOSAL
TO THE SHAREHOLDERS
RECOMMEND AGAINST THE
PROPOSAL
TAKE A NEUTRAL POSITION
WITH RESPECT TO THE
PROPOSAL
The most powerful tool in the hands of the Committee is the ability to say “No”… the strength of the response
Committee – litigation risk;
heavy-handed

Summary of Cheetah’s Proposal
33
PROJECT COUGAR C     PROCESS CONSIDERATIONS
On February 18, 2013, Cheetah sent Cougar a letter, which Cougar disclosed publicly, in which Cheetah proposed to acquire all the outstanding shares of Cougar common stock that it does not already own for a cash purchase price of between $6.40 and $6.70 per share
Cheetah currently owns approximately 60% of Cougar and has provided the Company with debt financing
To finance Cougar’s acquisition of EKR Therapeutics in June 2012, Cougar entered into a senior secured term loan facility with Cheetah comprised of (i) a five-year Term Loan A of $60 million at 7.5% interest per annum and (ii) a five-year Term
Loan B of $30 million at 6.5% per annum (Term Loan B may be converted into Cougar common stock at $7.098 per share at Cheetah’s option at any time during the 24 months following the closing of the facility)
Cheetah holds governance rights through Cougar’s corporate charter
Several other agreements tie the companies closely, including product licensing and supply agreements
The offer price of $6.40-$6.70 per share represents a premium of 20-25% over the closing price on February 15, 2013
Offer price represents a 24-30% premium over Cougar’s 60 trading-day volume weighted average stock price of $5.15
Represents a 17-13% discount to the unaffected 52-week high
Cheetah’s letter set forth the following rationale for a “going private” transaction: “Based on our experience and our analysis, we believe that Cougar would be best positioned for long term growth and development as a private company and would benefit substantially from the synergies and shared resources that would result from this transaction with Cheetah”
Proposal is not contingent upon Cheetah’s ability to secure financing
Cheetah stated that it has no interest in a disposition of its controlling interest or in considering any other strategic transaction involving Cougar
Cheetah’s proposal is subject to the completion of certain confirmatory non-public due diligence related to Cougar
Cheetah has offered to meet with members of the Board of Directors of Cougar (or a Special Committee thereof) and senior management and with its advisors as soon as practicable to answer any questions about the proposal

Overview of Collaborations Between Cougar and Cheetah
C     PROCESS CONSIDERATIONS PROJECT COUGAR
34
In July 2009, Cougar obtained an exclusive 10-year license to the U.S. commercial rights to Curosurf and a two-year right of first offer on all drugs Cheetah intends to market in the U.S., which has lapsed without renewal
Cheetah received 11.9mm shares of Cougar in exchange for $15.5mm cash and exclusive U.S. rights to Curosurf
Cougar’s CEO and EVP of manufacturing also sold an aggregate of 1.6mm shares to Cheetah for $5.50 per share
In December 2012, Cougar and Cheetah amended the agreement to extend the term an additional five years (until 2024)
In December 2010, Cheetah acquired 450,000 shares from Cougar’s CEO and EVP of Manufacturing for $2.7mm
Cheetah acquired 21,200 shares in open market transactions from November 2011 to March 2012
In March 2012, Cheetah acquired 1.4mm shares from Carolina Pharmaceuticals Ltd for $9.0mm
In June 2012, Cheetah helped Cougar finance its acquisition of EKR Therapeutics
Cheetah provided a five-year, $60mm Term Loan A and a five-year, $30mm Term Loan B
Term Loan B is convertible into common stock at $7.098 per share
In November 2012, Cougar licensed rights to market Cheetah’s Bethkis in the U.S. in exchange for an initial payment of $1mm, a milestone payment of $2.5mm upon launch, and royalties based on net revenue
Cougar began its relationship with Cheetah in 2009, at which time Cheetah acquired a significant ownership stake in the Company.  Since then, Cheetah has acquired additional ownership and currently holds approximately 60% of
Cougar’s outstanding common stock

Overview of Cheetah’s Governance Rights
C     PROCESS CONSIDERATIONS PROJECT COUGAR
35
Cheetah received governance rights in connection with its initial stock purchase in March 2009.  However, the governance agreement expired on July 28, 2011
Cheetah is currently entitled to governance rights under Cougar’s amended and restated Certificate of Incorporation
As a majority stockholder, Cheetah may be able, without a meeting or prior notice to other stockholders, to (i) remove Cougar’s directors with or without cause; (ii) approve or disapprove significant corporate actions, such as a sale of the Company; (iii) cause the removal of Cougar’s management, including their executive officers; and (iv) take or cause to be taken or not take or cause not to be taken other significant corporate actions
As long as Cheetah owns not less than 40% of the outstanding common stock on a fully-diluted basis (including convertible notes), its approval is required for any of the following:
Acquisitions with an aggregate purchase price (including assumed liabilities and milestone payments) in excess of $25mm
Sale, lease, transfer or other disposals of assets for an aggregate price in excess of $25mm
Equity issuances or repurchases (excluding normal course issuance under options and warrants)
Cheetah is allowed to nominate four directors

PROJECT COUGAR C PROCESS CONSIDERATIONS

Summary of Stonepine Capital Management Letter to Board of Directors

Stonepine Capital Management has publicly advocated against the current Cheetah offer, stating that it "grossly undervalues" the Company. Below is a summary of the letter. The presence of an activist shareholder reinforces the importance of a strong process with experienced advisors

To the Directors of Cougar:

We are the principals of Stonepine Capital Management, LLC ("Stonepine"), a health-care focused investment firm. We are minority shareholders of Cougar and own 700,000 shares. We note the recent proposal by Cheetah in which Cheetah proposes to acquire 100% of the Common Stock of Cougar that it does not already own for $6.40 to $6.70 per share in cash. As minority shareholders of Cougar, we appreciate that Cheetah also sees tremendous value in Cougar and is interested in acquiring the Company.

However, we have serious concerns for the minority shareholders as it relates to this potential transaction:

1. **The Cheetah proposal grossly undervalues Cougar.**
2. **Wall Street believes the Cheetah proposal is a "low-ball offer" that "should be rejected by Cougar shareholders."**
3. **Cheetah has effectively blocked the ability of Cougar to run an auction process with other potential bidders or conduct traditional "market checks" regarding the fair acquisition value of Cougar.**
4. **We are concerned as to whether Cougar has established sufficient governance procedures within the Board of Directors to conduct a robust and fair negotiation process with Cheetah.**
5. **Cheetah has unique access to advanced, confidential information regarding Cougar; therefore, the minority shareholders are at a substantial disadvantage in evaluating any deal terms.**

Summary

In summary, we view the current offer from Cheetah as grossly undervaluing Cougar. Furthermore, we believe that the construction of the Company's ownership and Board create unique challenges to navigating this process in a way that is fair and equitable to the minority shareholders. We appeal to the independent Directors of the Company to thoughtfully consider these issues in representing the minority shareholders of Cougar.

We would be happy to discuss this further with you, or any subset of the Board, at your convenience.

Best regards,

Timothy P. Lynch
Managing Member

Jon M. Plexico
Managing Member

36 LAZARD

Selected Investor and Analyst Commentary Regarding the Offer
37
Source:
Company earnings calls and press releases
COMMENTARY
PROJECT COUGAR C     PROCESS CONSIDERATIONS
“Okay. And otherwise, you guys are just ticking on all cylinders. The way I see it, you are doing about $140 million in annualized revenue, and almost $1 per share in cash flow generation. It's hard to see it through all of the accounting write-offs, but obviously a very valuable business. I just want to reiterate, I know you guys can't comment, but I think the current offer from Cheetah on the table is drastically too low, and I really encourage the Special Committee to be interactive with shareholders and take their opinions in, in regards to what they find an offer to be acceptable at what level. So far the silence has been deafening from the Special Committee in response to our letters stating our opinions, and I think that's an important part of the process, to actually tap shareholders'
views
“Good morning, guys, and let me reiterate, great quarter. A couple things. Just to pick up on that last point, when we look at the Cheetah offer, and
I know -- this is not a question, so you don't have to answer anything, Craig, but we look at the fact that they purchased 1.44 million shares of
Cougar back in March of 2012, actually the agreement was consummated April 3 of 2012, at $6.25, so very close to their current offer. And since then you guys have done the EKR transaction, which I think was clearly value-added, the BETHKIS in-license agreement, you have renegotiated the
CUROSURF license agreement, and you have gotten approval on Cougar-067. And when we look at the difference between what they are offering today versus where they bought those 1.44 million shares a year ago, the difference is, depending on the range, $0.15 to $0.45 a share, or $4 million to
                        It's quite frankly baffling. And when you look at a multiple of sales, the Company could trade -- if you were -- if the take out was at $15 a share, 1-5, which is more than double their offer, you would still be just over 3 times sales, not including any of the pipeline assets. It seems very bizarre to sell a Company like this at essentially just over 1 times, or 1.5 times sales, when the market for companies like this and products like you
                                                              So I just want to echo Mr. Lynch's thoughts here, in that we hope that the Special Committee takes its duty to shareholders very seriously, and does the right thing. And I'm sure that if Cheetah does not want to go forward with the transaction at a fair price, that there would be many other companies that would.”
                                                                                     Jason Aryeh – JALAA Equities, March 14, 2013
are just -- great quarter, and congratulations.”
                     Tim Lynch – Stonepine Capital Management, March 14, 2013
so I would just -- I would encourage them to do that in this process. But otherwise I think you guys whom may
represent,
$12 million.
have is generally 3 to 5 times sales.

D Supplemental Financial Analysis Materials CONFIDENTIAL

Key Product-Level Assumptions
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS
38
CARDENE
Peak net revenue of $52.9mm in 2013; units and ASP held relatively flat throughout exclusivity period
Slow (~3% annual) decline in net revenue over forecast period due to pricing pressure (mainly chargebacks)
High gross margin (85.5% in 2013) but erosion projected due to pricing decreases (decreases to 74.3% by 2022)
RTU formulation patent expires in December 2027; base case assumes generic entry in 2028
Assumes average of ~$11.6mm annual SG&A
CUROSURF
$39.8mm net revenue in 2013; low-single-digit growth (2% 2013-2022 net revenue CAGR) from price increases
Steady gross margin increases (39.4% in 2013, increasing to 53.7% by 2022) as full benefit of price increases accrues to Cougar under restructured agreement
Cheetah can terminate U.S. license after 2024; base case assumes that agreement remains in effect in perpetuity
Difficult to manufacture biologic; assumes no biosimilar entry during forecast period
Assumes average of ~$3.6mm annual SG&A
ZYFLO
Net revenue of $55.9mm projected in 2013
IP expires in September 2013; the Company has received four DMF requests beginning in 2011
Assumes generic entry in September 2013, with 82% decline in net revenue in 2014 and 51% decline in 2015
Potential upside from delayed generic entry
Assumes ~85% gross margin in 2013 with minimal opex post genericization
PROJECT COUGAR
Source: Cougar management projections and Lazard estimates

Key Product-Level Assumptions (cont’d)
39
ZYFLO AG
Cougar plans to launch an authorized generic upon entry of a Zyflo generic
Assumes AG initially takes 45% market share; projected net revenue of $18.5mm, $19.1mm and
$18.7mm in 2014, 2015 and 2016, respectively
Assumes additional generic entrants in 2017, driving ~39% decline in 2017 and ~12% decline in 2018
Strong projected cash flow – high-80% gross margin and no operating expenses budgeted
BETHKIS
Assumes 3Q13 launch and peak net revenue of $23.8mm in 2015; assumes flat net revenue thereafter
Gross margin of 64.4% in 2013 projected to hold constant throughout forecast period
$2.5mm milestone due to Cheetah upon first commercial sale in U.S., assumed paid in Q2 2013
Difficult-to-formulate small molecule; IP expires in 2022; base case assumes generic entry in 2023
Assumes average of ~$2.6mm annual SG&A
RETAVASE
Projected launch at end of 2015; peak net revenue of $31.1mm in 2022
75-80% gross margin throughout forecast period, with ~$3.3mm annual SG&A expense
Assumes 90% probability of launch (based on benchmarking for products filed with the FDA)
Due to difficulty of benchmarking probability of resolving manufacturing issues, risk associated with CRL is assessed through sensitivity analysis on launch timing
$6.5mm of forecasted R&D in 2013-2015, including $4.5mm and $1.2mm in 2013 and 2014, respectively
Includes contingent payments due to EKR ($4mm upon launch, $2mm upon anniversary of launch and
25% royalty for first three years (minimum of $1, $3 and $3mm in first, second and third years post-launch, respectively) subject to cap of $25mm)
PROJECT COUGAR
Source: Cougar management projections and Lazard estimates
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS

Key Product-Level Assumptions (cont’d)
40
RETAFLO
(CATHETER
CLEARANCE)
Projected launch in 2017; peak net revenue of $74.4mm in 2022
Assumes 70% probability of technical and regulatory success (based on benchmarking for products with clinical data but that have not been filed with the FDA)
Due to difficulty of benchmarking probability of resolving Retavase manufacturing issues, risk associated with
CRL is assessed through sensitivity analysis on launch timing
$15.1mm of forecasted R&D in 2013-2017, including $7.3mm and $6.3mm in 2014 and 2015, respectively
COUGAR-067
Peak net revenue of $15.3mm in 2014; held relatively constant thereafter
Gross margins of ~28%
Minimal (<$1mm / year) sales and marketing expense and R&D expense
PROJECT PARK
(PERTZYE)
Not included in the base case (agreement has not been reached), however, it is considered as a source of upside
Peak net revenue of $39.0mm in 2022; gross margin of 70% (30% royalty due to DCI)
$10mm upfront payment, with $20mm potential milestones based on net revenue targets
Minimum $2mm annual A&P spend in first calendar three years post-acquisition, decreasing to ~$1mm thereafter
Remainder of SG&A primarily due to hiring of ten additional CF-focused reps
F1 forecast adjusted to assume amortization is tax-deductible per Project Park business case presentation
Includes additional Bethkis net revenue synergies and COGS generated by a dedicated CF sales force per
Project Park business case presentation
Source: Cougar management projections and Lazard estimates
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR

PROJECT COUGAR
41
Source:
Cougar management projections
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS
Fiscal Year Ending December 31,
2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E
Cardene $52.9 $50.9 $50.1 $49.0 $47.6 $46.1 $44.6 $43.1 $41.7 $40.3
Curosurf 39.8 39.0 40.5 41.7 42.5 43.5 45.2 45.3 47.2 47.4
Zyflo Branded 55.9 9.9 4.8 4.9 5.1 4.8 4.5 4.1 3.7 3.2
Zyflo AG 4.4 18.5 19.1 18.7 11.4 10.0 10.1 10.1 10.1 10.2
Bethkis 0.4 12.1 22.6 22.6 22.6 22.6 22.6 22.6 22.6 22.6
Cougar-067 6.1 15.3 15.3 15.2 15.1 15.1 15.1 15.1 15.1 15.1
Retavase (90%) 0.0 0.0 0.1 7.5 17.5 23.2 24.9 25.9 26.9 28.0
Retaflo (70%) 0.0 0.0 0.0 0.0 0.2 13.5 42.0 47.3 49.6 52.1
Project Park 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0
Total Net Revenue $159.5 $145.8 $152.5 $159.7 $162.1 $178.8 $208.9 $213.4 $217.0 $218.9
% Growth 12.0% (8.6%) 4.6% 4.7% 1.5% 10.3% 16.9% 2.2% 1.7% 0.9%
Gross Profit $114.0 $95.8 $98.7 $104.7 $106.0 $118.9 $141.6 $145.4 $148.3 $149.4
% Margin 71.5% 65.7% 64.7% 65.5% 65.4% 66.5% 67.8% 68.1% 68.3% 68.2%
Selling, General and Administrative $57.7 $51.1 $52.9 $54.4 $56.6 $58.0 $58.9 $59.5 $60.3 $60.9
Research and Development 6.5 9.1 7.2 1.4 1.0 1.1 1.3 1.4 1.4 1.4
Amortization of Product Rights 16.7 16.7 18.4 17.4 17.4 17.3 17.3 17.3 17.3 17.3
Change in Acq-Related Payments 4.1 3.7 3.3 2.4 1.5 0.6 0.0 0.0 0.0 0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1
Operating Income $26.2 $15.2 $16.8 $29.0 $29.5 $41.9 $64.1 $67.2 $69.2 $69.7
% Margin 16.4% 10.4% 11.0% 18.2% 18.2% 23.4% 30.7% 31.5% 31.9% 31.9%
Depreciation $0.7 $0.5 $0.4 $0.3 $0.3 $0.3 $0.3 $0.3 $0.3 $0.3
Amortization 16.7 16.7 18.4 17.4 17.4 17.3 17.3 17.3 17.3 17.3
EBITDA $43.6 $32.4 $35.6 $46.7 $47.2 $59.5 $81.6 $84.7 $86.8 $87.3
% Margin 27.3% 22.2% 23.3% 29.2% 29.1% 33.3% 39.1% 39.7% 40.0% 39.9%
Change in Acq-Related Payments $4.1 $3.7 $3.3 $2.4 $1.5 $0.6 $0.0 $0.0 $0.0 $0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1
Adjusted EBITDA $50.6 $36.2 $39.0 $49.2 $48.8 $60.1 $81.7 $84.8 $86.9 $87.4
% Margin 31.7% 24.8% 25.6% 30.8% 30.1% 33.6% 39.1% 39.7% 40.0% 39.9%
Probability-Adjusted P&L Forecast – Excluding Project Park
($ in millions)

($ in millions)
42
Source:
Cougar management projections
Fiscal Year Ending December 31,
2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E
Cardene $52.9 $50.9 $50.1 $49.0 $47.6 $46.1 $44.6 $43.1 $41.7 $40.3
Curosurf 39.8 39.0 40.5 41.7 42.5 43.5 45.2 45.3 47.2 47.4
Zyflo Branded 55.9 9.9 4.8 4.9 5.1 4.8 4.5 4.1 3.7 3.2
Zyflo AG 4.4 18.5 19.1 18.7 11.4 10.0 10.1 10.1 10.1 10.2
Bethkis 0.4 12.1 22.6 22.6 22.6 22.6 22.6 22.6 22.6 22.6
Cougar-067 6.1 15.3 15.3 15.2 15.1 15.1 15.1 15.1 15.1 15.1
Retavase (100%) 0.0 0.0 0.1 8.4 19.5 25.7 27.7 28.8 29.9 31.1
Retaflo (100%) 0.0 0.0 0.0 0.0 0.3 19.3 60.0 67.5 70.9 74.4
Project Park 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0
Total Net Revenue $159.5 $145.8 $152.5 $160.5 $164.2 $187.2 $229.7 $236.6 $241.3 $244.4
% Growth 12.0% (8.6%) 4.6% 5.2% 2.3% 14.0% 22.7% 3.0% 2.0% 1.3%
Gross Profit $114.0 $95.8 $98.7 $105.3 $107.6 $125.4 $157.8 $163.7 $167.7 $169.9
% Margin 71.5% 65.7% 64.7% 65.6% 65.6% 67.0% 68.7% 69.2% 69.5% 69.5%
Selling, General and Administrative $57.7 $51.1 $53.1 $54.8 $57.5 $59.0 $59.9 $60.4 $61.0 $61.4
Research and Development 6.5 9.1 7.2 1.4 1.0 1.1 1.3 1.4 1.4 1.4
Amortization of Product Rights 16.7 16.7 18.4 17.4 17.4 17.3 17.3 17.3 17.3 17.3
Change in Acq-Related Payments 4.1 3.7 3.3 2.6 1.6 0.6 0.0 0.0 0.0 0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1
Operating Income $26.2 $15.2 $16.6 $29.2 $30.2 $47.2 $79.3 $84.6 $87.9 $89.7
% Margin 16.4% 10.4% 10.9% 18.2% 18.4% 25.2% 34.5% 35.8% 36.4% 36.7%
Depreciation $0.7 $0.5 $0.4 $0.3 $0.3 $0.3 $0.3 $0.3 $0.3 $0.3
Amortization 16.7 16.7 18.4 17.4 17.4 17.3 17.3 17.3 17.3 17.3
EBITDA $43.6 $32.4 $35.5 $46.9 $47.8 $64.8 $96.8 $102.2 $105.4 $107.3
% Margin 27.3% 22.2% 23.3% 29.2% 29.1% 34.6% 42.2% 43.2% 43.7% 43.9%
Change in Acq-Related Payments $4.1 $3.7 $3.3 $2.6 $1.6 $0.6 $0.0 $0.0 $0.0 $0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1
Adjusted EBITDA $50.6 $36.2 $38.9 $49.5 $49.5 $65.5 $96.9 $102.3 $105.5 $107.4
% Margin 31.7% 24.8% 25.5% 30.8% 30.1% 35.0% 42.2% 43.2% 43.7% 43.9%
Unadjusted P&L Forecast – Excluding Project Park
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR

D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR
43
Source:
Cougar management projections
Fiscal Year Ending December 31,
2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E
Cardene $52.9 $50.9 $50.1 $49.0 $47.6 $46.1 $44.6 $43.1 $41.7 $40.3
Curosurf 39.8 39.0 40.5 41.7 42.5 43.5 45.2 45.3 47.2 47.4
Zyflo Branded 55.9 9.9 4.8 4.9 5.1 4.8 4.5 4.1 3.7 3.2
Zyflo AG 4.4 18.5 19.1 18.7 11.4 10.0 10.1 10.1 10.1 10.2
Bethkis 0.4 12.1 22.6 22.6 22.6 22.6 22.6 22.6 22.6 22.6
Cougar-067 6.1 15.3 15.3 15.2 15.1 15.1 15.1 15.1 15.1 15.1
Retavase (100%) 0.0 0.0 0.1 8.4 19.5 25.7 27.7 28.8 29.9 31.1
Retaflo (100%) 0.0 0.0 0.0 0.0 0.3 19.3 60.0 67.5 70.9 74.4
Project Park 1.8 7.5 15.4 22.7 27.8 31.0 33.7 35.8 37.9 40.2
Total Net Revenue $161.2 $153.3 $168.0 $183.2 $192.0 $218.2 $263.4 $272.4 $279.2 $284.5
% Growth 13.3% (4.9%) 9.6% 9.1% 4.8% 13.7% 20.7% 3.4% 2.5% 1.9%
Gross Profit $115.2 $101.2 $109.8 $121.5 $127.4 $147.3 $181.7 $189.0 $194.5 $198.3
% Margin 71.5% 66.0% 65.4% 66.3% 66.4% 67.5% 69.0% 69.4% 69.7% 69.7%
Selling, General and Administrative $61.0 $56.4 $58.4 $60.2 $62.8 $64.3 $65.0 $65.4 $65.9 $66.2
Research and Development 6.5 9.1 7.2 1.4 1.0 1.1 1.3 1.4 1.4 1.4
Amortization of Product Rights 17.4 18.0 20.0 19.5 20.3 20.3 20.4 21.8 21.8 21.8
Change in Acq-Related Payments 4.1 3.7 3.3 2.6 1.6 0.6 0.0 0.0 0.0 0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1
Operating Income $23.4 $13.9 $20.7 $37.7 $41.6 $61.0 $94.9 $100.3 $105.2 $108.7
% Margin 14.5% 9.1% 12.3% 20.6% 21.7% 28.0% 36.0% 36.8% 37.7% 38.2%
Depreciation $0.7 $0.5 $0.4 $0.3 $0.3 $0.3 $0.3 $0.3 $0.3 $0.3
Amortization 17.4 18.0 20.0 19.5 20.3 20.3 20.4 21.8 21.8 21.8
EBITDA $41.5 $32.5 $41.2 $57.6 $62.2 $81.6 $115.6 $122.5 $127.3 $130.9
% Margin 25.7% 21.2% 24.5% 31.4% 32.4% 37.4% 43.9% 45.0% 45.6% 46.0%
Change in Acq-Related Payments $4.1 $3.7 $3.3 $2.6 $1.6 $0.6 $0.0 $0.0 $0.0 $0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1
Adjusted EBITDA $48.5 $36.2 $44.6 $60.3 $63.9 $82.3 $115.7 $122.6 $127.4 $131.0
% Margin 30.1% 23.6% 26.5% 32.9% 33.3% 37.7% 43.9% 45.0% 45.6% 46.0%
Unadjusted P&L Forecast – Including Project Park
($ in millions)

NPV of PV of Terminal Value Plus: Plus: Equity Value Equity Value Per Share
Cash Flow with Growth Rate of: Net NPV of with Growth Rate of: with Growth Rate of:
2H13 - '22 1.5% 2.5% 3.5% Cash NOLs 1.5% 2.5% 3.5% 1.5% 2.5% 3.5%
10.0% $110 $195 $224 $261 $1 $4 $311 $339 $376 $9.65 $10.50 $11.60
11.0% 103 + 160 181 207 + 1 + 4 = 269 289 316
=
8.40 9.00 9.80
12.0% 97 133 149 168 1 4 235 251 270 7.40 7.85 8.40
Discount
Rate
Preliminary Going-Concern DCF Analysis
($ in millions, except per share amounts)
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR
44
Source: Cougar management projections
Note: Cash flows discounted to 6/30/13. Net cash based on projected 6/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share) and is adjusted to exclude $10mm Project Park upfront payment
Note: Working capital normalized for terminal value
Financial projections based on probability-adjusted Cougar forecasts excluding Project Park.  This going-concern analysis assumes the Company dedicates 15% of net revenue (based on peer benchmarking) to R&D or business development efforts to generate sustainable growth and generate a positive terminal value
Stub Fiscal Year Ending December 31,
H 2:13 2014 2015 2016 2017 2018 2019 2020 2021 2022
Total Net Revenue $79.5 $145.8 $152.5 $159.7 $162.1 $178.8 $208.9 $213.4 $217.0 $218.9
% Growth 9.7% (8.6%) 4.6% 4.7% 1.5% 10.3% 16.9% 2.2% 1.7% 0.9%
Gross Profit $56.6 $95.8 $98.7 $104.7 $106.0 $118.9 $141.6 $145.4 $148.3 $149.4
% Margin 71.2% 65.7% 64.7% 65.5% 65.4% 66.5% 67.8% 68.1% 68.3% 68.2%
Selling, General and Administrative $27.6 $51.1 $52.9 $54.4 $56.6 $58.0 $58.9 $59.5 $60.3 $60.9
Research and Development 11.9 21.9 22.9 24.0 24.3 26.8 31.3 32.0 32.6 32.8
Amortization of Product Rights 8.4 16.7 18.4 17.4 17.4 17.3 17.3 17.3 17.3 17.3
Change in Acq-Related Payments 1.7 3.7 3.3 2.4 1.5 0.6 0.0 0.0 0.0 0.0
Transaction-Related Expenses 1.6 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1
Adjusted EBIT $5.5 $2.4 $1.1 $6.4 $6.2 $16.1 $34.0 $36.5 $38.1 $38.3
Less: Tax Provision (3.5) (4.8) (4.3) (6.6) (5.6) (7.2) (13.2) (14.1) (14.6) (14.7)
Plus: Depreciation and Amortization 8.7 17.2 18.8 17.7 17.7 17.6 17.6 17.6 17.6 17.6
Plus: Change in Acq-Related Payments 1.7 3.7 3.3 2.4 1.5 0.6 0.0 0.0 0.0 0.0
Less: Capital Expenditures (0.0) (0.1) (0.4) (0.3) (0.3) (0.3) (0.3) (0.3) (0.3) (0.3)
Less: Change in Working Capital (8.6) (8.7) (0.5) (0.7) (11.8) (1.4) 4.2 3.0 4.0 3.9
Less: Contingent Payments (Cash) (3.0) (6.3) (9.8) (9.8) (7.4) (5.8) 0.0 0.0 0.0 0.0
Unlevered Cash Flow $0.7 $3.4 $8.2 $9.1 $0.1 $19.5 $42.2 $42.6 $44.7 $44.8
Memo: Adj. EBITDA $17.5 $23.4 $23.4 $26.6 $25.4 $34.4 $51.7 $54.1 $55.7 $56.0
% Margin 22.0% 16.1% 15.3% 16.7% 15.7% 19.2% 24.7% 25.4% 25.7% 25.6%

Fiscal Year Ending December 31,
Close 2H 13 2014 2015 2016 2017 2018 2019 2020 2021 2022
Sales of Park $1.9 $7.2 $14.3 $21.5 $26.7 $29.9 $32.6 $34.7 $36.8 $39.0
Incremental Bethkis Revenues 0.0 0.4 1.1 1.2 1.2 1.2 1.2 1.2 1.2 1.2
Net Revenue $1.9 $7.5 $15.4 $22.7 $27.8 $31.0 $33.7 $35.8 $37.9 $40.2
% Growth NA 329% 105% 47% 23% 11% 9% 6% 6% 6%
Gross Profit $1.3 $5.2 $10.7 $15.8 $19.4 $21.6 $23.5 $25.0 $26.5 $28.0
% Margin 70% 70% 70% 70% 70% 70% 70% 70% 70% 70%
Sales and Marketing $2.2 $5.2 $5.3 $4.4 $4.5 $4.6 $4.7 $4.9 $5.0 $5.1
General and Administrative 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3
Transaction Costs 0.1 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0
EBITDA ($1.2) ($0.2) $5.2 $11.1 $14.6 $16.8 $18.6 $19.9 $21.3 $22.7
Less: Tax Provision $0.8 $0.7 ($1.2) ($3.1) ($4.5) ($5.3) ($6.0) ($5.8) ($6.3) ($6.9)
Less: Cash Pmts to DCI (10.0) 0.0 (5.0) (4.0) (5.5) 0.0 0.0 (5.5) 0.0 0.0 0.0
Unlevered Cash Flow ($10.0) ($0.4) ($4.6) ($0.0) $2.5 $10.1 $11.5 $7.1 $14.1 $15.0 $15.9
Preliminary Project Park DCF Analysis
($ in millions)
45
Source: Project Park Business Case presentation
Note: 10-Year NPV set forth in Project Park Business Case presentation assumes no terminal value
Note: Cash flows discounted to 6/30/13
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR
The analysis below assumes the following:
Peak net revenue of $40mm; includes annual Bethkis net revenue synergies
70% gross margin (30% royalty due to DCI, which manufactures product)
S&M expense includes minimum A&P spend of $2mm in first three years and ~$1mm thereafter and the hiring of ten additional CF sales reps
Up to $30mm of potential payments to DCI, including $10mm upfront, $5mm payable upon $5mm cumulative net revenue and $15mm of annual net revenue-based milestones

PROJECT COUGAR
46
Precedent Transactions Analysis
($ in millions)
Source:
Public filings, Mergermarket, Wall Street Research
Note: LTM multiples based upon most recently announced financials or annualized financials
Note: Forward multiples based upon estimated performance for the current calendar or fiscal year
ANN. ENTERPRISE EV / LTM EV / FORWARD
BUYER TARGET    DATE VALUE NET REVENUE EBITDA NET REVENUE EBITDA
Shionogi & Co. Ltd. Sciele Pharma Inc. 09/01/08 $1,263 3.1x 12.1x 3.0x 10.1x
Medicis Pharmaceutical Graceway Pharmaceuticals 11/18/11 455 3.0x 10.9x NA NA
Hisamitsu Pharmaceutical Co. Noven Pharmaceuticals 07/14/09 362 3.1x NM 3.2x 7.6x
Meda AB Alaven Pharmaceutical 08/30/10 350 3.2x 9.0x NA NA
Cougar EKR Therapeutics 05/14/12 150 2.6x NM NA NA
3.2x 12.1x 3.2x 10.1x
3.1x 11.5x 3.1x 9.5x
3.0x 10.6x 3.1x 8.9x
3.1x 10.9x 3.1x 8.9x
3.0x 9.9x 3.0x 8.3x
2.6x 9.0x 3.0x 7.6x
High:
75th Percentile:
Median:
Mean:
25th Percentile:
Low:
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS

D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR
47
Publicly Traded Comparable Companies
($ in millions, except per share amounts)
Source:
FactSet, Capital IQ, public filings, I/B/E/S consensus estimates
Note: Cougar unaffected price as of February 19, 2013. Financials per Cougar management projections. Net cash based on projected 6/30/13 cash balance, less Term Loan A.  Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share) and is adjusted to exclude $10mm Project Park upfront payment
(a)
Market equity value based on the number of fully-diluted shares
(b)
Net revenue and EBITDA estimates represent consensus research estimates for calendar year
(c)
Pro forma for acquisition of EUSA and divestiture of women's health product portfolio
(d)
Pro forma for conversion of in-the-money convertible debt after effect of call spread / hedging transactions
(e)
Pro forma for acquisition of Incline and co-development deals with Alnylam and BMS
(f)
Pro forma for $350mm convertible offering priced in January 2013
(g)
Pro forma for acquisitions of Cypress and Somaxon
MARKET DATA FINANCIAL METRICS VALUATION DATA (b)
% of 2012-2015 2012A R&D Enterprise Value as a Multiple of:
Share Price 52 Week Market Enterprise Net Rev. Gross EBITDA as % of Net Revenue EBITDA
Company Name 4/24/13 High Value
(a)
Value
(a)
CAGR Margin Margin Net Rev. 2013E 2014E 2013E 2014E
Warner Chilcott Plc $13.63 61.9% $3,468 $6,969 (6.7%) 89.0% 56.7% 4.1% 3.0x 3.2x 5.8x 6.3x
Jazz Pharmaceuticals Plc
(c)
55.60 92.7% 3,478 3,547 19.1% 86.5% 48.3% 3.1% 4.3x 3.6x 7.9x 6.1x
Cubist Pharmaceuticals Inc.
(d)
46.14 92.6% 3,903 2,963 10.5% 75.5% 26.6% 29.4% 2.9x 2.6x 16.1x 13.6x
Medicines Co.
(d,e)
33.46 96.7% 1,973 2,003 14.1% 67.4% 17.1% 21.2% 2.9x 2.6x 21.7x 11.7x
Questcor Pharmaceuticals Inc. 29.83 51.8% 1,856 1,701 18.0% 94.4% 58.5% 6.7% 2.5x 2.2x 4.4x 3.5x
Auxilium Pharmaceuticals Inc.
(d,f)
16.04 58.3% 800 683 14.0% 76.9% 3.8% 15.1% 2.8x 1.7x NM 19.3x
Pernix Therapeutics Holdings Inc.
(g)
3.31 36.8% 127 133 14.3% 63.8% NM 4.7% 1.1x 0.9x 15.9x 5.5x
19.1% 94.4% 58.5% 29.4% 4.3x 3.6x 21.7x 19.3x
16.2% 87.7% 54.6% 18.1% 3.0x 2.9x 16.1x 12.6x
11.9% 79.1% 35.2% 12.0% 2.8x 2.4x 12.0x 9.4x
14.1% 76.9% 37.5% 6.7% 2.9x 2.6x 11.9x 6.3x
12.3% 71.4% 19.5% 4.4% 2.7x 1.9x 6.3x 5.8x
(6.7%) 63.8% 3.8% 3.1% 1.1x 0.9x 4.4x 3.5x
Cougar (Unaffected) 5.50 71.4% $150 $179 9.5% 59.7% 23.9% 3.7% 1.1x 1.2x 3.5x 4.9x
High:
75th Percentile:
Mean:
Median:
25th Percentile:
Low:

48
Preliminary Cougar Leveraged Buyout Analysis
($ in millions)
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR
Purchase price of $8.50 per share
Represents a 55% premium to the
unaffected share price
Transaction enterprise value of
$271mm
Transaction value represents 5.6x LTM
6/30/13E EBITDA of $48.1mm
Transaction closes on 6/30/2013
FREE CASH FLOW SUMMARY
Source:
Cougar management projections and Lazard estimates
months ending 9/30/2014, the first
with exit on 12/31/2017
9x EBITDA exit multiple (based on
precedent transactions)
Base case leverage of 5.0x trough
EBITDA of $31.2mm
(corresponding to the twelve
12 months of generic Zyflo)
3.5x senior debt (6% interest)
1.5x sub debt (10% interest)
FISCAL YEAR ENDING DECEMBER 31,
2H 13E 2014 2015 2016 2017
Total Net Revenue $79 $146 $153 $160 $162
% Growth 9.7% (8.6%) 4.6% 4.7% 1.5%
Adjusted EBITDA $25 $36 $39 $49 $49
% Margin 31% 25% 26% 31% 30%
Adjusted EBIT $16 $19 $20 $32 $31
% Margin 20% 13% 13% 20% 19%
Less: Interest (6) (11) (11) (10) (9)
Less: Cash Taxes (6) (7) (8) (12) (12)
Plus: D&A 9 17 19 18 18
Less: Capex (0) (0) (0) (0) (0)
Less: Increase in WC (9) (9) (1) (1) (12)
Less: Contingent Payments (3) (6) (10) (10) (7)
Free Cash Flow $1 $3 $9 $16 $8
We have analyzed the potential returns to a financial sponsor from a hypothetical LBO based on the Company’s model and an illustrative capital structure that could be achievable in the current market

SOURCES USES
New Senior Debt $109 Purchase Cougar Equity $272
Subordinated Debt 47 Retire Cougar Debt 60
Sponsor Equity 115 Cougar Cash (61)
Total Sources $271 Total Uses $271
49
Preliminary Cougar Leveraged Buyout Analysis (cont’d)
($ in millions, except per share amounts)
SOURCES AND USES OF FUNDS
EQUITY RETURNS ANALYSIS
PROJECT COUGAR
Premium to Unaffected Price ($5.50)
45% 50% 55% 59% 64%
Purchase Price
$8.00 $8.25 $8.50 $8.75 $9.00
4.0x 24% 22% 21% 19% 18%
4.5x 26% 24% 22% 21% 19%
5.0x 28% 26% 24% 22% 20%
5.5x 31% 29% 26% 24% 22%
6.0x 36% 32% 29% 26% 24%
Assumes exit at 12/31/2017 at 9.0x LTM EBITDA
Premium to Unaffected Price ($5.50)
45% 50% 55% 59% 64%
Purchase Price
$8.00 $8.25 $8.50 $8.75 $9.00
8.0x 24% 22% 20% 18% 16%
8.5x 26% 24% 22% 20% 18%
9.0x 28% 26% 24% 22% 20%
9.5x 30% 28% 26% 24% 22%
10.0x 32% 30% 28% 26% 24%
Assumes leverage at close of 5.0x trough EBITDA of $31.2mm
Source:  Cougar management projections and Lazard estimates
Note:   Net cash based on projected 6/30/13 cash balance, less Term Loan A.  Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share). Projected cash is adjusted to exclude $10mm Project Park upfront payment
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS

Premia in Prior Minority Buy-In Transactions
The analysis below represents minority buy-in transaction deal premiums
Includes the following universe of transactions:
Past 10 years
Minority buy-in transactions (U.S. public targets) with transaction values in excess of $250 million
At least 51% held at announcement and 100% ownership after transaction
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS
50
Source:
SDC, FactSet and Company filings
Number of
Transactions
1-Day 1-Week 1-Month
Mean Median Mean Median Mean Median
ALL-STOCK
CONSIDERATION
10 15% 17% 15% 20% 14% 22%
ALL-CASH
CONSIDERATION
18 26% 26% 28% 29% 31% 28%
CASH + STOCK
3 11% 10% 11% 9% 18% 14%
TOTAL
31 20% 21% 21% 25% 23% 23%
PROJECT COUGAR

Premia in Prior All-Cash Minority Buy-Ins
($ in millions)
Source:
FactSet, MergerMetrics
Note: Represents all-cash buy-in transactions
51
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR
Offer Consid. Premium to:
Date Acquiror Target Value Offered % Held 1-Day 1-Week 1-Month
Nov-10 CNA Financial CNA Surety $478 Cash 62% 38% 38% 52%
Aug-10 Berkshire Hathaway Wesco Financial 545 Cash 80% 19% 18% 14%
Mar-10 CONSOL Energy CNX Gas 989 Cash 83% 24% 46% 38%
Sep-09 Fairfax Financial Odyssey Re 1,050 Cash 72% 29% 30% 40%
Aug-08 Mitsubishi UFJ UnionBanCal 3,707 Cash 61% 26% 29% 103%
Jul-08 Roche Holding Genentech 46,695 Cash 52% 16% 26% 28%
Mar-08 Nationwide Mutual Insurance Nationwide Finl Svcs 2,450 Cash 64% 38% 29% 29%
Oct-07 Investor Group Waste Industries USA 272 Cash 51% 34% 41% 32%
Oct-07 SAP Business Objects 278 Cash 95% 18% 32% 35%
Jul-07 Investor Group Alfa 890 Cash 53% 45% 45% 32%
Apr-07 Sam Zell Tribune 3,638 Cash 53% 6% 9% 13%
Nov-06 Toronto-Dominion Bank TD Banknorth 3,232 Cash 55% 7% 8% 7%
Oct-06 VNU NetRatings 378 Cash 56% 44% 45% 46%
Sep-05 IYG Holding 7-Eleven 1,301 Cash 70% 32% 31% 14%
Feb-05 Novartis Eon Labs 933 Cash 66% 11% 8% 24%
Aug-04 Cox Enterprises Coxmmunications 8,390 Cash 61% 26% 25% 25%
May-04 Westcorp WFS Financial 310 Cash 84% 4% 6% 5%
Feb-02 Sabre Travelocity.com 447 Cash 66% 46% 40% 23%
46% 46% 103%
37% 40% 37%
26% 29% 28%
26% 28% 31%
17% 20% 16%
4% 6% 5%
High:
75th Percentile:
Median:
Mean:
25th Percentile:
Low:

Generic Erosion Benchmarking Analysis
52
136% 100% 93% 71%
106% 100% 49% 25%
100% 100% 34% 20%
98% 100% 25% 12%
90% 100% 17% 4%
76% 100% 2% 0%
Source: IMS Health, accessfda.gov
Note: Represents 20 products significantly affected by generic competition within first two years of first ANDA filing
Criteria: Products with net revenue >$100 million at time of first ANDA approval; tablets, capsules and oral suspensions; first ANDA approved in 2008 or 2009
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR
0%
50%
100%
150%
One Year
Prior
Generic
Entry
One Year
Post
Two Years
Post
LTM Sales as a % of LTM Sales at
Time of Generic Entry
Generic Erosion
Median of Generic Erosion
High:
75th
Percentile:
Mean:
Median:
25th
Percentile:
Low:
The chart below presents the generic erosion of a cohort of drugs analyzed by Lazard.  The median branded drug loses ~75% of its pre-genericization net revenue in the first year of generic entry, with an additional 15% loss in the second year

53
The chart below presents the probabilities of approval for a drug in a given phase of development.  Probabilities of clinical success vary depending on the reference data.
(a) BioMedTracker: BioMedTracker presentation on BIO CEO & Investor Conference dated 2/15/2011
(b) Tufts: DiMasi, J. et al., The Cost of Biopharmaceutical R&D: Is Biotech Different?, Managerial and Decision Economics, 2007
REFERENCE DATA
BioMed
Tracker
(a)
Tufts
Pharma
(b)
Tufts
Biotech
(b)
Large
Pharma X
Large
Pharma Y
Median
Preclinical - - - 4% 16% 10%
P.I 9% 21% 30% 10% 21% 21%
P.II 15% 30% 36% 67% 35% 35%
P.III 44% 68% 64% 87% 54% 64%
NDA 80% - - 95% 90% 90%
PHASE
Probability of Approval by Phase – Benchmarking Analysis
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR

Cougar Weighted Average Cost of Capital Analysis
($ in millions)
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR
54
Source: FactSet, Capital IQ, public filings, Barra
Note: Cougar debt represents projected balance as of June 30, 2013
(a)
Levered Beta values from Barra
(b)
Unlevered Beta = Levered Beta / [1+(1-Tax Rate)(Debt / Equity)]
(c)
Debt balances as of most recent balance sheet; pro forma for conversion of in the money convertible debt
(d)
Based on closing stock price as of April 24, 2013. Based on TSM fully-diluted shares outstanding, pro forma for conversion of in the money convertible debt
(e)
Risk Free Rate is the 10-year Treasury Bond yield as of April 24, 2013
(f)
Market risk premium per 2013 Ibbotson Risk Premia Over Time Report
(g)
Size premium for companies with market capitalizations between $166mm and $254mm per Ibbotson 2013
(h)
Levering Factor = [1+(1-Tax Rate)(Debt / Equity)]
(i)
Cost of Equity = Risk Free Rate of Return + (Levered Beta)(Market Risk Premium)
(j)
Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt / Cap.) + (Cost of Equity)(Equity / Cap.)
Company Ticker
Cubist Pharmaceuticals Inc. CBST 0.67 0.67 0.0% 0.0% $0 $3,903
Jazz Pharmaceuticals Plc JAZZ 0.89 0.82 11.6% 13.1% 457 3,478
Warner Chilcott Plc WCRX 1.33 0.78 53.4% 114.6% 3,975 3,468
Medicines Co. MDCO 0.90 0.76 23.3% 30.4% 600 1,973
Questcor Pharmaceuticals Inc. QCOR 1.08 1.08 0.0% 0.0% 0 1,856
Auxilium Pharmaceuticals Inc. AUXL 1.18 0.93 30.4% 43.7% 350 800
Pernix Therapeutics Holdings Inc. PTX 1.39 1.14 25.6% 34.5% 44 127
Average: 1.06 0.88 20.6% 33.8% $775 $2,229
Memo:
Cougar ($6.70 Offer Price) 1.36 1.04 32.7% 48.6% $90 $184
Assumptions
Marginal Tax Rate 38.0%
Risk Free Rate of Return (e) 1.73% Pre-Tax / After-Tax Cost of Debt
Market Risk Premium (f) 6.70% 6.00% 6.50% 7.00% 7.50% 8.00% 8.50%
Ibbotson Size Premium(g) 4.23% 3.72% 4.03% 4.34% 4.65% 4.96% 5.27%
Weighted Average Cost of Capital (j)
0.0% 0.0% 0.88 1.00 0.88 11.9% 11.87% 11.87% 11.87% 11.87% 11.87% 11.87%
10.0% 11.1% 0.88 1.07 0.94 12.3% 11.42% 11.45% 11.49% 11.52% 11.55% 11.58%
20.0% 25.0% 0.88 1.16 1.02 12.8% 10.97% 11.04% 11.10% 11.16% 11.22% 11.28%
30.0% 42.9% 0.88 1.27 1.12 13.4% 10.53% 10.62% 10.71% 10.80% 10.90% 10.99%
40.0% 66.7% 0.88 1.41 1.25 14.3% 10.08% 10.20% 10.33% 10.45% 10.57% 10.70%
Table Average 11.13%
Debt / Cap.
Unlevered
Beta
Levering
Factor (h)
Levered
Beta
Cost of
Equity (i)
Levered
Beta (a)
Unlevered
Beta (b)
Debt
/ Cap.
Debt
/ Equity Debt (c)
Market
Value (d)
Debt /Equity

Cheetah Weighted Average Cost of Capital Analysis
($ in millions)
D     SUPPLEMENTAL FINANCIAL ANALYSIS MATERIALS PROJECT COUGAR
55
Company Ticker
Cubist Pharmaceuticals Inc. CBST 0.67 0.67 0.0% 0.0% $0 $3,903
Jazz Pharmaceuticals Plc JAZZ 0.89 0.82 11.6% 13.1% 457 3,478
Warner Chilcott Plc WCRX 1.33 0.78 53.4% 114.6% 3,975 3,468
Medicines Co. MDCO 0.90 0.76 23.3% 30.4% 600 1,973
Questcor Pharmaceuticals Inc. QCOR 1.08 1.08 0.0% 0.0% 0 1,856
Auxilium Pharmaceuticals Inc. AUXL 1.18 0.93 30.4% 43.7% 350 800
Pernix Therapeutics Holdings Inc. PTX 1.39 1.14 25.6% 34.5% 44 127
Average: 1.06 0.88 20.6% 33.8% $775 $2,229
Assumptions
Marginal Tax Rate 38.0%
Risk Free Rate of Return (e) 1.73%
Pre-Tax / After-Tax Cost of Debt
Market Risk Premium (f) 6.70%
4.00% 4.50% 5.00% 5.50% 6.00% 6.50%
Ibbotson Size Premium(g) 1.12%
2.48% 2.79% 3.10% 3.41% 3.72% 4.03%
Weighted Average Cost of Capital (j)
0.0% 0.0% 0.88 1.00 0.88 8.8%
8.76% 8.76% 8.76% 8.76% 8.76% 8.76%
10.0% 11.1% 0.88 1.07 0.94 9.2%
8.50% 8.53% 8.56% 8.59% 8.62% 8.66%
20.0% 25.0% 0.88 1.16 1.02 9.7%
8.24% 8.30% 8.36% 8.42% 8.49% 8.55%
30.0% 42.9% 0.88 1.27 1.12 10.3%
7.98% 8.07% 8.16% 8.26% 8.35% 8.44%
40.0% 66.7% 0.88 1.41 1.25 11.2%
7.72% 7.84% 7.96% 8.09% 8.21% 8.34%
Table Average
8.39%
Levered
Beta (a)
Unlevered
Beta (b)
Debt
/ Cap.
Debt
/ Equity Debt (c)
Market
Value (d)
Debt / Cap. Debt / Equity
Unlevered
Beta
Levering
Factor (h)
Levered
Beta
Cost of
Equity (i)
Source:
FactSet, Capital IQ, public filings, Barra
(a)
  Levered Beta values from Barra
(b)
  Unlevered Beta = Levered Beta / [1+(1-Tax Rate)(Debt / Equity)]
(c)
  Debt balances as of most recent balance sheet; pro forma for conversion of in the money convertible debt
(d)
  Based on closing stock price as of April 24, 2013.  Based on TSM fully-diluted shares outstanding, pro forma for conversion of in the money convertible debt
(e)
  Risk Free Rate is the 10-year Treasury Bond yield as of April 24, 2013
(f)
  Market risk premium per 2013 Ibbotson Risk Premia Over Time Report
(g)
  Size premium for companies with market capitalizations between $1.9bn and $7.7bn per Ibbotson 2013
(h)
  Levering Factor = [1+(1-Tax Rate)(Debt / Equity)]
(i)
  Cost of Equity = Risk Free Rate of Return + (Levered Beta)(Market Risk Premium)
(j)
  Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt / Cap.) + (Cost of Equity)(Equity / Cap.)

E Overview of CVRs CONFIDENTIAL

Introduction to Contingent Value Rights (“CVRs”)
56
PROJECT COUGAR E     OVERVIEW OF CVRS
While a CVR can be useful in certain situations, it should be viewed as one of several potential alternatives for closing a value gap
Other alternatives could include an all-upfront transaction or a separation of the asset
Furthermore, a careful analysis of potential pitfalls related to a CVR is necessary
However, we understand that prior discussions have included mentions of contingent payment structures
This supplemental overview of CVRs is provided at the request of the
Special Committee and is intended for illustrative purposes only

Overview of CVRs
57
PROJECT COUGAR E     OVERVIEW OF CVRS
CVRs have generally been used in acquisitions to bridge value gaps by providing additional value to a seller’s shareholders upon the resolution of an uncertain event and / or future performance of a business / product / IP
Financial instrument that entitles the holder to a payment at a specified date or based on a trigger
Payment can be in the form of cash, stock, or a combination of both
Can be detachable and freely traded on an exchange or structured as non-transferrable
Common triggers include:
Event-based metrics such as clinical data / regulatory approval or favorable resolution of pending litigation (i.e., proceeds from known litigation or avoidance of liability)
Financial performance for either the whole business or certain products (i.e., net revenue targets)
For buyers, CVRs provide the ability to mitigate risk related to a future uncertain event and to conserve upfront cash by deferring a portion of the payments into the future
For sellers, CVRs provide the ability to unlock value that might otherwise not be included in an all-upfront-cash offer, to participate in the future upside of the business, and if traded, to monetize those participation rights
A CVR can be valued using DCF analysis, standard option pricing techniques or a Monte Carlo simulation

Key CVR Structuring Considerations
STRUCTURING OPTIONS CONSIDERATIONS
LENGTH
Typically between one and five years
Average is two / three years
Important to take into account NPV of CVR
Important to consider implications of long-
dated CVR
PAYOUT RATIO
In recent deals, average CVR payment as a
percentage of public company transaction
values has been approximately 35%
Buyers and sellers have different preferences
for the magnitude of the earn-out ratio
Potential for CVR payout caps
TRIGGERS
Metrics could include:
Event-driven milestones, such as clinical or
regulatory milestones
Net revenue: seen in situations where the
target is fully integrated into the buyer and
is the easiest metric to measure
Other metrics less relevant for Cougar include:
Pretax profit: used when minimal
integration is required
Cash flow / EBITDA: often used when
the buyer wants to impose cash
consumption discipline on the seller (in the
event that sellers retain some control over
operations)
Net revenue based CVRs may incentivize
management to increase net revenue via margin
eroding costs (in the event that sellers retain
some control over operations)
Difficulties in measuring profit
Requirement for clearly defined accounting
policies
Potential to carry profits forward or backward
during the term of the CVR
Accounting for asset dispositions
58
PROJECT COUGAR E     OVERVIEW OF CVRS
The inherent complexity of CVR based earn-outs can potentially result in disputes between the buyer and seller, necessitating detailed provisions in the transaction agreements

Key CVR Structuring Considerations (cont’d)
PROJECT COUGAR   E     OVERVIEW OF CVRS
STRUCTURING OPTIONS CONSIDERATIONS
PAYMENT
Lump sum payment
Percentage of outperformance
Based on cumulative performance or achieving
one-off target
Ratchet scale / trigger points
Pro-rata performance rewards ensure
management is de-risked
All -or-nothing payments increase the potential
for litigation
Diligence necessary on buyer's ability to pay
future consideration
TRANSFERABILITY
Transferable (registered and listed)
Non-transferable
Tax implications: if transferable, may be taxable
at issuance; if non-transferable, may not be
taxable until actual receipt of payment
Value implications: transferable rights will have
greater value to recipients
POST CLOSING
OPERATING
COVENANTS
Commercially reasonable best efforts to satisfy
milestone events
Actions prohibited that would restrict ability to
fund the CVR
Limits on consolidation or merger without an
assumption of payment on the CVRs
Seller will want to ensure value of CVR is
maximized
Buyer will want flexibility to pursue CVR
related milestones while pursuing other
organizational goals
EXOTIC FEATURES
Squeeze -out feature (early redemption
provision)
Extendibility (extension of CVR maturity)
Additional flexibility adds further complexity to
negotiations
59

Key Considerations / Checklist
CHEETAH
ACCOUNTING
CVR will be recorded as a liability on Cheetah’s balance sheet and revalued at the end of each financial period, with changes flowing through the income statement
POTENTIAL NICHE
APPROVAL
Any approval related milestones could include certain carve outs or tiered payment amounts based on nature of approval
COMBINATION
THERAPIES
PARTNERING AND
ASSIGNMENT
Cheetah will need the ability to assign its CVR obligations to any purchaser or licensee of rights to the subject asset
Cougar will want ability to ensure that a potential assignee is able to pay contingent payments
DUE DILIGENCE
Cheetah may require further due diligence in order to value the CVR
Cougar could require diligence on Cheetah’s ability to make payments
DISCLOSURE
REQUIREMENTS
Existence of a publicly-traded security could be burdensome on Cheetah, which is not a publicly-
reporting entity
COVENANTS AND
LITIGATION RISK
Cheetah will seek complete decision-making flexibility, lack of fiduciary or other duties to Cougar, etc.
Cougar should ask for a covenant requiring Cheetah to make commercially reasonable efforts to achieve milestones
60
E     OVERVIEW OF CVRS PROJECT COUGAR
Any CVR will need careful design to ensure the triggers are well defined and that Cougar’s interests are protected post-closing
Net revenue milestones will need to be well defined to include / exclude such scenarios

Accounting and Tax Considerations
ACCOUNTING
Recognition at acquisition date at fair value regardless of classification as equity or liability
Subsequent reporting for a liability
Re-measure to fair value through earnings each quarter until settled
Subsequent accounting for equity
No re-measurement until settled
Value of the CVR is recorded as part of the purchase price allocation and likely to give rise to additional goodwill
If the CVR does not perform well, issuer will recognize income when reducing or extinguishing the liability but there is a greater risk of goodwill impairment
TAX
U.S. tax rules view CVRs as part of the acquisition consideration and tax is paid upon receipt of the CVR based on fair market value at a capital gain rate
Ongoing CVR payments (except to imputed interest component) will be considered additional consideration for the sale of the target’s common stock and will be taxed at capital gain rates
A portion of the CVR payment may be treated as an interest income and taxed at an ordinary income rate (CVR payment minus the present value of the payment as of the acquisition date, discounted at the relevant applicable federal rate)
Upon sale or exchange of a CVR, capital gain or loss recognized equals to the difference between the cash received and the adjusted tax basis in the CVR. A portion of the amount may be treated as imputed interest income as described above
61
E     OVERVIEW OF CVRS PROJECT COUGAR
Accounting treatment is substantially similar under U.S. GAAP and IFRS
A CVR that will be settled in cash will be recorded as a liability on the acquiror’s balance sheet and revalued each quarter, with changes flowing through the income statement
From the selling shareholders’ perspective, the CVR will be viewed as purchase consideration and taxed accordingly

Selected Precedent Healthcare Transactions with CVRs
TARGET / ACQUIROR YEAR
FORM OF
PAYMENT
PUBLICLY
TRADED
PAYMENT DEPENDENT ON
MAXIMUM
PAYMENT
AS % OF TOTAL
FIXED / ROYALTY
PAYMENT
TIME FRAME OF
POTENTIAL
PAYMENT (YEAR)
CLINICAL
MILESTONES
REGULATORY
MILESTONES
FINANCIAL
MILESTONES
Adolor / Cubist 2011 Cash No No Yes Yes 51% Fixed 1-8
Clinical Data / Forest Laboratories 2011 Cash No No No Yes 17% Fixed 5–7
Genzyme / sanofi-aventis 2011 Cash Yes No Yes Yes 16% Fixed 1–9
Abraxis / Celgene 2010 Cash Yes No Yes Yes 18% Fixed / Royalty 1–15
Targanta / Medicines Company 2009 Cash No No Yes Yes 59% Fixed 1–5
Metabasis / Ligand 2009 Cash No No No Yes NA
(c)
Royalty 1-10
Indevus / Endo 2009 Stock No No Yes No 40% Fixed 1–5
Lev / ViroPharma 2008 Cash No No Yes Yes 36% Fixed 1–10
APP / Fresenius
(a)
2008 Cash Yes No No Yes 26% Fixed 3
Valera / Indevus 2006 Stock No No Yes No NA
(d)
Fixed 3-5
Aclara Biosciences / Virologic
(b)
2004 Cash / Stock Yes No No Yes 43% Fixed 1.5
Idenix / Novartis 2004 Cash or Stock No No Yes
(e)
No 44% Fixed Undisclosed
Cell Pathways / OSI Pharma 2003 Stock No No Yes No NA
(f)
Fixed 1–5
Aronex / Antigenics 2001 Stock No No Yes No 12% Fixed 1
Ascent Pediatrics / Medicis 2001 Cash No No No Yes 49% Royalty 1–5
Liposome / Elan 2000 Cash Yes No Yes Yes 12% Fixed
(g)
1–3
Algos / Endo 1999 Stock Yes No Yes No 50% Fixed 1–3
Seragen / Ligand 1998 Cash / Stock No No Yes No 55% Fixed 1–2
Somatogen / Baxter 1998 Cash No No No Yes 18% Royalty 1–5
Mean: 34%
62
E     OVERVIEW OF CVRS PROJECT COUGAR
Source: FactSet, public filings
(a)
Fractional payment dependent on APP reaching a certain cumulative EBITDA performance over 2008–2010 time period
(b)
Contingent on ViroLogic stock price ($0.88 per CVR if below $2.02, $0.00 per CVR if above $2.90, CVR terminates if stock above $3.50 for 30 consecutive trading days 18 months after closing of merger)
(c)
Share of future royalties
(d)
Up to $3.50 per share of acquiror stock per three CVRs
(e)
Payments upon certain unspecified milestones related to product development
(f)
Receive 0.04 of a share of OSI common stock if new drug application accepted by 6/12/08 for either of the two newly acquired clinical candidates, Aptosyn or CP461
(g)
Fixed payment except in the event that the product is licensed or sold